DATED  14 JUNE 2005

          NORCROS INDUSTRY (INTERNATIONAL) LIMITED AND NORCROS LIMITED
                           SURFACE TREATMENTS LIMITED
                           NORCROS (HOLDINGS) LIMITED
                             MACDERMID INCORPORATED



                                    AGREEMENT
     FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF AUTOTYPE
              INTERNATIONAL LIMITED AND AUTOTYPE HOLDINGS (USA) INC




                                     CONTENTS

     CLAUSE                                                                  PAGE
  1    Definitions and interpretation . . . . . . . . . . . . . . . . . . .     1
  2    Sale and purchase of the Sale Shares . . . . . . . . . . . . . . . .     8
  3    Consideration and adjustment of Consideration. . . . . . . . . . . .     9
  4    Completion and Post-Completion Restrictions. . . . . . . . . . . . .    11
  5    Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
  6    Restrictive covenants. . . . . . . . . . . . . . . . . . . . . . . .    14
  7    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
  8    Buyer's Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . .    18
  9    Sellers' Guarantee . . . . . . . . . . . . . . . . . . . . . . . . .    18
 10    Post-Completion matters. . . . . . . . . . . . . . . . . . . . . . .    19
 11    Assignment and third party rights. . . . . . . . . . . . . . . . . .    22
 12    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
 13    Choice of law, submission to jurisdiction and service of process . .    26
     SCHEDULE
  1    The Group. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
     Part 1 - The Companies . . . . . . . . . . . . . . . . . . . . . . . .    28
     Part 2 - Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .    30
     Part 3 - The Associated Undertaking. . . . . . . . . . . . . . . . . .    35
  2    Completion matters . . . . . . . . . . . . . . . . . . . . . . . . .    36
  3    Tax. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
     Part 1 - General . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
  4    Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
  5    The Properties . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
     Part 1 - Freehold Properties . . . . . . . . . . . . . . . . . . . . .    73
     Part 2 - Leasehold Properties. . . . . . . . . . . . . . . . . . . . .    73
     Part 3 - Licensed Properties . . . . . . . . . . . . . . . . . . . . .    74
  6    Pensions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
  7    Provisions for the protection of the Sellers . . . . . . . . . . . .    77
  8    Preparation of Statements for adjustments to Purchase Price. . . . .    84
     Part 1 - General provisions. . . . . . . . . . . . . . . . . . . . . .    84
     Part 2 - Normalised Working Capital Statement. . . . . . . . . . . . .    89
     Part 3 - Dispute resolution. . . . . . . . . . . . . . . . . . . . . .    90
     Part 5 - Calculation of Final EBITDA Consideration . . . . . . . . . .    92
     Part 6 - 2004/2005 Management Accounts - Principal Accounting Policies    93
  9    Relevant Forward Foreign Exchange Contracts. . . . . . . . . . . . .    95

THIS  AGREEMENT  is  made  on  14  June  2005

BETWEEN

(1) NORCROS INDUSTRY (INTERNATIONAL) LIMITED (NIIL) (a company registered in England and Wales with number 308999) and NORCROS LIMITED (NL) (a company registered in England and Wales with number 566694) each of which has its registered office at Ladyfield House, Station Road, Wilmslow, Cheshire SK9 1BU (SELLERS); and

(2) SURFACE TREATMENTS LIMITED (a company registered in England and Wales with number 783250) and whose registered office is at Palmer Street, Bordesley, Birmingham, West Midlands B9 4EU (BUYER); and

(3) NORCROS (HOLDINGS) LIMITED (a company registered in England and Wales with number 3691883) and whose registered office is at Ladyfield House, Station Road, Wilmslow, Cheshire SK9 1BU (SELLER GUARANTOR); and

(4) MACDERMID INCORPORATED (a company incorporated and governed under the laws of Connecticut having its registered office at 1401 Blake Street, Denver, CO 80202 (BUYER GUARANTOR),
 (together  the  PARTIES  and  each  a  PARTY).

IT  IS  AGREED



1     DEFINITIONS  AND  INTERPRETATION

1.1     DEFINED  TERMS  USED  IN  THIS  AGREEMENT
In  this  Agreement,  unless  the  context  otherwise  requires:
ACCOUNTS  means:

(a) the individual accounts of each Group Company (other than the Associated Undertaking and Autotype Italia s.r.l.) copies of which are included at documents 1.29, 1.31, 1.32, 1.33, 1.34 and 1.35 of the Data Room Documents in each case for the financial year ended on the Accounts Date; and

(b) the financial statements of the Associated Undertaking and Autotype Italia s.r.l. (copies of which are included at documents 1.36 and 1.37 of the Data Room Documents) in each case for the financial year ended on the Accounts Date

ACCOUNTS  DATE  means  3  April  2005

ACTUAL  TAXATION  LIABILITY  has  the  meaning  given  in  part  1 of schedule 3

AUTOTYPE  UK  means Autotype International Limited, further details of which are set  out  in  part  1  of  schedule  1

AUTOTYPE USA means Autotype Holdings (USA) Inc, further details of which are set out in part 1 of schedule 1

ASSOCIATED UNDERTAKING means Holotools GmbH, further details of which are set out in part 3 of schedule 1

BUSINESS means the business carried on by the Group as at the date of this Agreement and includes any part or parts of such business

BUSINESS DAY means a day other than a Saturday or a Sunday on which clearing banks are open for business in London for dealings in Sterling

BUYER'S GROUP means the Buyer, any subsidiary of the Buyer, any holding company of the Buyer and any subsidiary of any holding company of the Buyer, in each case for the time being and MEMBER OF THE BUYER'S GROUP shall be construed accordingly

BUYER'S SOLICITORS means Wragge & Co LLP of 55 Colmore Row, Birmingham, West Midlands, B3 2AS

CA  1985  means  the  Companies  Act  1985

CASH means all cash on hand and on deposit or otherwise held at banks or other financial institutions at the opening of business on the Completion Date (and, for the avoidance of doubt the quantification of such amounts shall be the balances as per the cash book balances of the relevant Group Company properly reconciled to reflect the actual amounts held in any relevant bank accounts)

COMPANIES  means  each  of  Autotype  UK  and  Autotype  USA

COMPANY IPR means all Intellectual Property owned by a Group Company or used by a Group Company in connection with the Business

COMPLETION means completion of the sale and purchase of the Sale Shares by the performance by the Parties of their respective obligations under clause 4.1 and schedule  2  (Completion  matters)

COMPLETION EXCHANGE RATES means  the  following respective rates for each GBP 1:
Euro 1.50,  Sing$  3.03,  US$1.81,  Dkr  11.13

COMPLETION  DATE  means  the  date  of  this  Agreement

COMPLETION  SUM  has  the  meaning  ascribed  to  it  in  clause  3.1

COMPLETION WORKING CAPITAL means the Working Capital of the Group as at the opening of business on the Completion Date as shown in the Completion Working Capital Statement

COMPLETION WORKING CAPITAL STATEMENT means the statement of Completion Working Capital to be prepared, and agreed or determined, in accordance with schedule 8

DATA  ROOM DOCUMENTS has the meaning ascribed to it in paragraph 1 of schedule 7

DEBT means all borrowings (and indebtedness in the nature of borrowings) including (but not limited to) bank debt, loan stocks, bonds, debentures, overdrafts and monies owed pursuant to any finance leases and (including any Intra Group Debt, and any fees, costs, charges and expenses including legal expenses associated with discharge of or early repayment of any of the foregoing, but excluding any Ordinary Course Debt, in any such case, at the opening of business on the Completion Date

DEBT REGULATIONS means the Occupational Pension Schemes (Employer Debt) Regulations 2005 (SI 2005 No.678)

DISCLOSED SCHEME means the Norcros Security Plan established by an interim trust deed dated 30 March 1964

DISCLOSURE LETTER means the letter of the same date as the date of this Agreement from the Sellers to the Buyer in relation to the Warranties which has been delivered to the Buyer prior to the execution of this Agreement and all documents and information attached to that letter or deemed by its terms to be incorporated in that letter

ENVIRONMENT means all, or any part, of the air (including without limitation the air within buildings and the air within natural or other man-made structures above or below ground), water and land

ENVIRONMENTAL LAWS means all laws, regulations, directives and other measures having the force of the law imposed by any relevant body to which a Group Company has been subject insofar as they relate to the pollution or protection of the Environment

ENVIRONMENTAL LICENCE means any relevant permits, licences, consents or other authorisations required under any Environmental Laws for the operation of the Business

ESTIMATED DEBT AMOUNT STATEMENT means a statement of the estimated UK Debt Amount (or UK Cash Amount, as the case may be) and the estimated USA Debt Amount (or USA Cash Amount, as the case may be) prepared by the Sellers and delivered by the Sellers to the Buyer on Completion, in accordance with schedule 8

ESTIMATED UK DEBT AMOUNT means the Sellers' estimate of the UK Debt Amount as shown in the Estimated Debt Amount Statement (or the Sellers' estimate of the UK Cash Amount as shown in the Estimated Debt Amount Statement which shall be the

ESTIMATED  UK  CASH  AMOUNT,  as  the  case  may  be)

ESTIMATED USA DEBT AMOUNT means the Sellers' estimate of the USA Debt Amount as shown in the Estimated Debt Amount Statement (or the Sellers' estimate of the

USA Cash Amount as shown in the Estimated Debt Amount Statement which shall be the ESTIMATED USA CASH AMOUNT, as the case may be)

EXPERT means an independent accountant of at least 10 years' qualified experience appointed with the consent of all Parties or, in the absence of such consent, pursuant to the application of any Party to the President for the time being of the Institute of Chartered Accountants in England and Wales

FINAL DEBT AMOUNT STATEMENT means a statement of the UK Debt Amount (or UK Cash Amount, as the case may be) and the USA Debt Amount (or USA Cash Amount, as the case may be) prepared, and agreed or determined, in accordance with schedule 8

FINAL EBITDA CONSIDERATION means that cash sum stated in column (2) of the table set out in part 5 of schedule 8 opposite the value range in column (1) of that table in which the First Quarter EBITDA falls

FINAL EBITDA STATEMENT means the statement of First Quarter EBITDA to be prepared, and agreed or determined, in accordance with schedule 8

FIRST  QUARTER  means  the  period  from 4 April 2005 to 3 July 2005 (inclusive)

FIRST QUARTER EBITDA means the consolidated earnings before interest, tax, depreciation and amortisation of goodwill achieved by the Group during the First Quarter as shown in the Final EBITDA Statement

GROUP  means  the Companies, the Subsidiaries and the Associated Undertaking and

GROUP  COMPANY  and  MEMBER  OF  THE  GROUP  shall  be  construed  accordingly

GUARANTEES means any guarantee, indemnity, suretyship, letter of comfort or other assurance, security or right of set-off given or undertaken directly or indirectly by a person to secure or support obligations (actual or contingent) of any third party

HOLDING  COMPANY means a holding company (as defined in sections 736 and 736A CA
1985)  or  a  parent  undertaking  (as  defined  in  section  258  CA  1985)

ICTA  means  the  Income  and  Corporation  Taxes  Act  1988

INTELLECTUAL PROPERTY means patents, trade marks and service marks, rights in designs, trade or business names or signs, copyrights (including rights in computer software) and rights under licences and consents in relation to any such thing and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world

INTERIM EBITDA means the consolidated earnings before interest, tax, depreciation and amortisation of goodwill achieved by the Group during the period from 4 April 2005 to 5 June 2005 (inclusive) as shown in the Interim EBITDA Statement

INTERIM  EBITDA  CONSIDERATION  means  the  sum  of  GBP 3,621,286

INTERIM EBITDA STATEMENT means the statement of Interim EBITDA set out in part 4 of schedule 8

INTRA GROUP DEBT means the aggregate of all amounts owed by any member of the Group to any member of the Sellers' Group, or vice versa, as at opening of business on the Completion Date

LETTERS OF CREDIT means any letter of credit which any member of the Sellers' Group has been, or may be, required to arrange, provide or procure in connection with any excesses payable in respect of any insurance claims which may be made by reference to either product liability and/or employment liability insurance policies obtained by any member of the Sellers' Group for the benefit of both members of the Sellers' Group and the Group Companies which claims are in respect of matters, incidents or omissions arising during the financial year of the Group ending on the Accounts Date

MANAGEMENT  ACCOUNTS has the meaning ascribed to it in paragraph 2.3 of schedule
4

MANAGEMENT  ACCOUNTS  DATE  means  8  May  2005

MATERIAL CONTRACT means any written contract relating to the Business calling for payments by any party thereto in excess of GPB 150,000 in any one year other than:

(a)     any  contract  with  any  employee  of  the  Business;  and

(b) purchase or sale orders for stock placed in accordance with the normal practice of the Business;

NORMALISED WORKING CAPITAL means GBP 10,670,000 being the average Working Capital of the Group determined by reference to the 13 monthly financial periods of the Groups immediately prior to the Accounts Date, adjusted for non-ordinary course matters, as shown in the Normalised Working Capital Statement

NORMALISED WORKING CAPITAL STATEMENT means the statement of Normalised Working Capital set out in part 2 of schedule 8

NSL means Norcros Securities Limited a company registered in England and Wales with number 776101

ORDINARY COURSE DEBT means all trade creditors of the Group and all liabilities of the Group pursuant to any hire purchase, conditional sale, contract hire or operating lease agreements entered into by any member of the Group in the ordinary course of Business

PROPERTIES means the leasehold properties details of which are set out in part 2 of schedule 5 and the licensed property details of which are set out in part 3 of schedule 5 and PROPERTY means any of them

PURCHASE PRICE means the consideration payable by the Buyer to the Sellers for the sale of the Sale Shares as determined in accordance with clause 3 (Consideration and adjustment of Consideration)

RECONCILED GROUP ACCOUNTS means those consolidated accounts of the Group which are derived from the Accounts for the financial year of the Group ending on the Accounts Date and included at document 1.38 of the Data Room Documents

RELIEF  has  the  meaning  given  in  part  1  of  schedule  3

RELEVANT FORWARD FOREIGN EXCHANGE CONTRACTS means those forward exchange contracts entered into with third parties (that is, not including any other member of the Seller's Group or any Group Company) by any member of the Seller's Group in respect of the business of any Group Company, or by any Group Company, wholly or partly in respect of the First Quarter and referred to in schedule 9 (including, without limitation, those forward exchange contracts to be novated to the Buyer as referred to in paragraph 5(e) of schedule 2)

RETIRING DIRECTORS means the persons identified in schedule 1 as directors of any Group Company registered in England and Wales but excluding Peter Levinsohn and David Curtis

RETIRING SECRETARY means the persons identified in schedule 1 as secretary of any Group Company registered in England and Wales

SALE PROPORTIONS means, in the case of each Seller, the proportion which that part of the Completion Sum which is received by that Seller pursuant to clause
3.1  bears  to  the  total  amount  of  the  Completion  Sum

SALE  SHARES  means  the  UK  Shares  and  the  USA  Shares

SECURITY INTEREST means any lien, charge, option, encumbrance, equity or right of pre-emption or other right exercisable by, or in favour of, any third party


SELLERS' ACCOUNTANTS means PricewaterhouseCoopers LLP of 101 Barbirolli Square, Manchester M2 3PW

SELLERS' GROUP means the Sellers, any subsidiary of a Seller, any holding company of a Seller and any subsidiary of a holding company of a Seller, in each case for the time being but excluding any Group Company, and MEMBER OF THE

SELLERS'  GROUP  shall  be  construed  accordingly

SELLERS' SOLICITORS means Addleshaw Goddard of 100 Barbirolli Square, Manchester M2 3AB

STERLING  means  the  lawful  currency  of the United Kingdom for the time being

SUBSIDIARY means a subsidiary (as defined by sections 736 and 736A CA 1985) or a subsidiary undertaking (as defined by section 258 CA 1985)

SUBSIDIARIES  means  those  companies  identified  in  part  2  of  schedule  1

TAX  and  TAXATION  have  the  meaning  given  in  part  1  of  schedule  3

TAX  COVENANT  means  part  2  of  schedule  3

TAX  WARRANTIES  means  the  warranties  set  out  in  part  3  of  schedule  3

TRANSACTION DOCUMENTS means this Agreement, the Disclosure Letter and each of the documents referred to in this Agreement as being in the agreed form

UK DEBT AMOUNT means the amount (if any) by which the aggregate of all Debt balances of Autotype UK and the UK Subsidiaries as at the opening of business on the Completion Date exceeds the aggregate of all Cash balances of Autotype UK and the UK Subsidiaries at that time (including any Intra Group Debt owed to or from such entities), all such balances being expressed in Sterling, such Sterling amounts being calculated where relevant by applying the Completion Exchange Rates to any such amounts not expressed or denominated in Sterling (and if the aggregate amount of relevant Cash exceeds the aggregate amount of relevant Debt, then the UK Debt Amount shall be zero and the amount of such positive balance shall be the UK CASH AMOUNT for the purposes of this Agreement)

UK SHARES means the 14,304 ordinary shares of GBP 1 each in the issued share capital of Autotype UK held by NIIL and NSL as shown in schedule 1 representing all the outstanding share capital of Autotype UK

UK  SUBSIDIARIES  means each of the Subsidiaries other than Autotype America Inc

USA BUYER means MacDermid US Holdings LLC (a company incorporated and governed under the laws of Delaware) having its registered office at 245 Freight Street, Waterbury, Connecticut

USA DEBT AMOUNT means the amount (if any) by which the aggregate of all Debt balances of Autotype USA and Autotype America Inc as at the opening of business on the Completion Date exceeds the aggregate of all Cash balances of Autotype USA and Autotype America Inc at that time (including any Intra Group Debt owed to or from such entities), all such balances being expressed in Sterling, such Sterling amounts being calculated where relevant by applying the Completion Exchange Rates to any such amounts not expressed or denominated in Sterling (and if the aggregate amount of relevant Cash exceeds the aggregate amount of relevant Debt, then the USA Debt Amount shall be zero and the amount of such positive balance shall be the USA CASH AMOUNT for the purposes of this Agreement)

USA SHARES means the 100 shares of US$1.00 each in the issued share capital of Autotype USA held by NL representing all the outstanding share capital of Autotype USA

WARRANTIES means the Tax Warranties and the warranties referred to in clause 5.1 and set out in schedule 4

WARRANTY  CLAIM  has  the  meaning  given  in  schedule  7

WORKING CAPITAL means the aggregate of trade debtors, stock, capital debtors and other debtors (but excluding Cash and, in each case, any Intra Group Debt) of the Group, less the aggregate of trade creditors, capital creditors and other creditors and accrued charges (but excluding Debt and, in each case, any Intra Group Debt), of the Group

1.2     TERMS  DEFINED  ELSEWHERE  IN  THIS  AGREEMENT

In addition to the terms defined in clause 1.1, certain other terms are defined elsewhere in this Agreement (denoted by capitalised words in bold type). Each such term shall have the meaning stated for the purpose of the provision in which it is defined and, if used elsewhere in this Agreement, where so used, unless the context otherwise requires.




1.3     INTERPRETATION  OF  WORDS  AND  EXPRESSIONS  USED  IN  THIS  AGREEMENT

In  this  Agreement,  unless  the  context  otherwise  requires:

(a) a document expressed to be IN THE AGREED FORM means a document in a form which has been agreed by the Parties at or before the execution of this Agreement and which has, for the purposes of identification, been signed or initialled by them or on their behalf;

(b) references to a clause, schedule or annexure are to a clause of, or a schedule or annexure to, this Agreement respectively; references to this Agreement include its schedules and annexures and references in a schedule or part of a schedule to a paragraph are to a paragraph of that schedule or that part of that schedule respectively;

(c) references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document, as the case may be;

(d) words importing the singular include the plural and vice versa, words importing a gender include every gender and references to a PERSON include any individual, corporation, firm, partnership, joint venture, association, body of persons, organisation or trust (in each case whether or not having separate legal personality);

(e) words and phrases which are generally defined for the purposes of CA 1985 shall bear the meanings attributed to them by that Act as at the date of this Agreement;

(f) a person shall be deemed to be ASSOCIATED WITH another person or an ASSOCIATED PERSON of that other person if such person is an associate of the other person within the meaning of section 435 Insolvency Act 1986;

(g) references to any English legal term for any action, remedy, statute, regulation, method of judicial proceeding, legal document, legal status, Court, official or any legal concept or thing shall in respect of any jurisdiction other than England shall be deemed to include what most nearly approximates in that jurisdiction to the English legal term, doctrine or document; and

(h) all agreements, obligations and liabilities in this Agreement on the part of any two or more of the Sellers are (unless expressly provided otherwise) joint and several and shall be construed accordingly and references to the Sellers shall include each of them severally.

1.4     CONTENTS  TABLE  AND  HEADINGS

In this Agreement, the contents table and the descriptive headings to, and within, clauses, schedules and paragraphs are inserted for convenience only, have no legal effect and shall be ignored in the interpretation and construction of this Agreement.

1.5     REFERENCES  TO  STATUTORY  PROVISIONS

In this Agreement, unless the context otherwise requires, references to statutory provisions or subordinate legislation (as defined by section 21(1) Interpretation Act 1978) shall be construed as references to those provisions or that subordinate legislation as respectively replaced, amended or re-enacted (whether before or after the date of this Agreement) from time to time and shall include any provisions or subordinate legislation of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such provisions save to the extent that such replacements, amendments or re-enactments taking effect after the date of Completion would impose any greater obligations or liabilities on, or reduce the benefit to, any Party.

2       SALE  AND  PURCHASE  OF  THE  SALE  SHARES

2.1     SALE  AND  PURCHASE

NIIL shall sell (or, in the case of the UK Shares registered in the name of NSL, procure that NSL sells) to the Buyer, and the Buyer shall purchase, the UK
Shares. NL shall sell to the USA Buyer, and the Buyer shall procure that the USA Buyer shall purchase, the USA Shares.

2.2     THE  SELLERS'  TITLE

Each of the Sellers shall sell and transfer (or, in the case of the UK Shares registered in the name of NSL, procure that NSL sells and transfers) to the Buyer (or, in the case of the USA Shares, the USA Buyer) those Sale Shares to be sold by it with full title guarantee and free from any Security Interest.





2.3     WAIVER  OF  PRE-EMPTION  RIGHTS  BY  THE  SELLERS

Each Seller waives, and shall procure that any other member of the Sellers' Group waives, any rights of pre-emption or first refusal or similar rights conferred on it by the articles of association of each of the Companies or otherwise over any of the Sale Shares.

2.4     CAPACITY  OF  THE  BUYER'S  GROUP

The  Buyer  warrants  to  each  of  the  Sellers  that:

(a) each relevant member of the Buyer's Group has obtained all corporate approvals, consents and waivers including, but not limited to, all board and shareholder approvals which it needs to enter into this Agreement (including all its obligations to be fulfilled at Completion) and any other Transaction Document and all transactions contemplated by each of those documents;

(b) each relevant member of the Buyer's Group has the requisite power and authority to execute, deliver and perform its obligations under this Agreement (including all its obligations to be fulfilled at Completion) and any other Transaction Document to be executed by it;

(c) this Agreement constitutes, and the other Transaction Documents executed or to be executed by the relevant member of the Buyer's Group will, when executed, constitute legal, valid and binding obligations of the relevant member of the Buyer's Group enforceable in accordance with their respective terms;

(d) the execution, delivery and performance by each relevant member of the Buyer's Group of the terms of this Agreement and the other Transaction Documents will not contravene or violate any provision of:

 (i) any law and/or regulation and/or any order and/or decree of any authority, agency or court binding on the relevant member of the Buyer's Group; or

 (ii) the memorandum and articles of association or other constitutional documents of the relevant member of the Buyer's Group; or

 (iii) any other undertaking or instrument to which any relevant member of the Buyer's Group is a Party; and

(e) it has (and at Completion will have) immediately available on an unconditional basis the necessary cash resources to meet its obligations under this Agreement and the other Transaction Documents.

3       CONSIDERATION  AND  ADJUSTMENT  OF  CONSIDERATION

3.1 The consideration for the sale of the Sale Shares shall be the payment on Completion by the Buyer (on behalf of itself and the USA Buyer) to the Sellers of the following sums (such amounts in aggregate being the COMPLETION
SUM):

(a) a cash sum shall be paid by the Buyer to NIIL (in respect of the sale by NIIL of the UK Shares to the Buyer) equal to GBP 31,960,065 less the Estimated UK Debt Amount, or plus the Estimated UK Cash Amount (as the case may be);

(b) a cash sum shall be paid by the Buyer (on behalf of the USA Buyer) to NL (in respect of the sale by NL of the USA Shares to the USA Buyer) equal to GBP 13,039,935 less the Estimated USA Debt Amount, or plus the Estimated USA Cash Amount (as the case may be); and

(c) the Buyer shall pay to the Sellers in the proportions GBP 2,571,923 to NIIL (in respect of the sale of the UK Shares) and GBP 1,049,363 to NL (in respect of the sale of the USA Shares) an aggregate cash sum equal to the Interim EBITDA Consideration.

The Purchase Price shall be subject to further adjustment in accordance with this clause 3.

3.2 The Final EBITDA Statement, the Final Debt Amount Statement and the Completion Working Capital Statement shall each be prepared, and agreed or determined, in accordance with schedule 8.

3.3     If  the  Final  Debt  Amount  Statement  shows  that:

(a)     the  UK  Debt  Amount  is  greater than the Estimated UK Debt Amount; or

(b) the UK Debt Amount falls short of the Estimated UK Debt Amount then that part of the Purchase Price which is payable to NIIL in accordance with clause 3.1(a) shall be decreased by the amount of such excess debt, or increased by the amount of such shortfall in debt (as the case may be). If the Final Debt Amount Statement shows a UK Cash Amount, then the Purchase Price shall be increased by an amount equal to the Estimated UK Debt Amount aggregated with the UK Cash Amount.



3.4     If  the  Final  Debt  Amount  Statement  shows  that:

(a)     the  USA  Debt  Amount is greater than the Estimated USA Debt Amount; or

(b) the USA Debt Amount falls short of the Estimated USA Debt Amount, then that part of the Purchase Price which is payable to NL in accordance with clause 3.1(b) shall be decreased by the amount of such excess debt, or increased by the amount of such shortfall in debt (as the case may be). If the Final Debt Amount Statement shows a USA Cash Amount, then the Purchase Price shall be increased by an amount equal to the Estimated USA Debt Amount aggregated with the USA Cash Amount.

3.5     If  the  Completion  Working  Capital  Statement  shows  that:

(a)     the  Completion  Working  Capital  exceeds the sum of GBP 10,900,000; or

(b)     the  Completion  Working Capital falls short of the sum of GBP 9,900,000 then the overall Purchase Price shall be increased by the amount of such excess (over GBP 10,900,000), or decreased by the amount of such shortfall (below GBP 9,900,000) (as the case may be). If the Completion Working Capital Statement shows a negative sum for Completion Working Capital, then the Purchase Price shall be decreased by an amount equal to GBP 9,900,000 aggregated with such negative sum.

3.6     If  the  Final  EBITDA  Statement  shows  that:

(a) the Final EBITDA Consideration is greater than the Interim EBITDA Consideration; or

(b) the Final EBITDA Consideration is less than the Interim EBITDA Consideration then that part of Purchase Price paid pursuant to clause 3.1(c) shall be increased (if clause 3.6(a) applies) or decreased (if clause 3.6(b) applies) by the difference between the Interim EBITDA Consideration and the Final EBITDA Consideration. For the avoidance of doubt, the Final EBITDA Consideration shall not exceed GBP 5,000,000.

3.7 Any increase or reduction in the Purchase Price payable to the Sellers pursuant to this clause 3 shall be satisfied by the payment of such amount by the Buyer to the Sellers (in the case of any increase), and/or by the repayment of such amount by the Sellers to the Buyer (in the case of any reduction), on or before the date (DUE DATE) which is 5 Business Days following, as the case may be, either:

(a) the date on which the Final Debt Amount Statement is agreed or determined in accordance with schedule 8 (in the case of any adjustment pursuant to clause 3.3 or 3.4); or

(b) the date on which the Completion Working Capital Statement is agreed or determined in accordance with schedule 8 (in the case of any adjustment pursuant to clause 3.5); or

(c) the date on which the Final EBITDA Statement is agreed or determined in accordance with schedule 8 (in the case of any adjustment pursuant to clause 3.6) in each case any such payment being made in the manner prescribed by clause 7 (Payments). Interest shall also be paid on any such amount at the rate of 2.25% above the base rate for the time being of Lloyds TSB Bank plc from the date of Completion to either the date of actual payment, or (if payment is not made on or before the Due Date) the Due Date. To the extent that any such payment is not made on or before the Due Date, then interest shall also accrue on any such amount in accordance with clause 7.4 from the Due Date to the date of actual payment. Any increase or reduction to the Purchase Price pursuant to clause 3.5 shall be paid to, or borne by, the Sellers in the Sale Proportions. Any increase or reduction to the Purchase Price pursuant to clause 3.6 shall be paid to, or borne by, the Sellers in the proportions in which they received the payment of the Estimated EBITDA Consideration pursuant to clause 3.1(c). In the event that any part of this clause 3 would operate so as to reduce the Purchase Price by an amount (THE REDUCTION) which in fact exceeds the Purchase Price, then for the avoidance of doubt the Sellers shall on or before the Due Date pay the Buyer a cash amount equal to the full amount of the Reduction.

4       COMPLETION  AND  POST-COMPLETION  RESTRICTIONS

4.1 Completion shall take place at the Manchester offices of the Sellers' Solicitors or at such other place as the Parties may agree immediately following exchange of this Agreement when the Parties shall comply with their respective obligations as set out in schedule 2.

4.2 The Buyer undertakes with the Sellers that, during the period from Completion to the end of the First Quarter, except with the prior written consent of the Sellers (such consent not to be unreasonably withheld):

(a) no material change shall be made in the nature of the business of any Group Company or the manner in which such business is carried on and no Group Company will do, or permit to do any act or thing which act or omission is outside the ordinary course of its business;

(b) the manufacturing activities of the Group Companies shall continue in materially the same manner and those activities are, taken as a whole, continued to the same extent as is currently budgeted and in particular (but without prejudice to the generality of the foregoing) no Group Company shall dispose of any material part of its business or assets, close or reduce the scope of any material part of its business, or otherwise reorganise or restructure its business or operations in any material respect;

(c) the wholly-owned subsidiaries of each of Autotype UK and Autotype USA shall remain wholly-owned subsidiaries of Autotype UK or Autotype USA (as the case may be);

(d) no Group Company shall transact business except through itself, or another Group Company (but provided that this shall not restrict any Group Company from transacting business through agency or distributorship arrangements in the ordinary course of trading);

(e) no resolution shall be passed to wind up any Group Company or to cause any Group Company to cease to carry on any part of its business, except in circumstances in which such Group Company is insolvent or the directors of such Group Company have received advice to the effect that it is their duty to cause such Group Company to be wound up having regard to its financial position;

(f) there shall continue to be in place and effective the current credit insurance cover which is currently in force in respect of trade debtors (it being acknowledged that such cover shall cease at the end of the First Quarter as contemplated by clause 10.5(a));

(g) the Buyer shall act in good faith towards the Sellers' interest under this Agreement, shall not do any act or thing with a view to reducing the Final EBITDA Consideration and, without limitation, shall procure that no Group Company shall:

 (i) enter into any contract or arrangement with any member of the Buyer's Group other than on normal commercial terms or pay or incur any management or similar charges to any member of the Buyer's Group;

 (ii) create, issue or grant any option in respect of any class of share capital or agree so to do;

 (iii) dismiss any senior employee or employ or offer employment to any person not employed by it or another Group Company at the date of this Agreement and proposed to be appointed as a senior employee (senior employee in the context of this paragraph meaning a person earning a salary in excess of GBP 50,000 per annum), dismiss any other employee (save where there are bona fide grounds for such dismissal on the basis of misconduct or breach of contract by such employee or the same is contemplated by the current budget), or amend the terms and conditions of employment of any of its employees;

 (iv) pay or be liable in respect of premiums or other costs or charges relating to insurance cover to an extent greater than was contemplated by the current budget;

 (v) acquire or agree to acquire any share, shares or other interest in any company, partnership or other venture;

 (vi) take steps to procure payment by any debtor generally in advance of the date on which book and other debts are usually payable in accordance with its standard terms of business or (if different) the period extended to any particular debtor in which to make payment or to reschedule any bad debt;

 (vii) delay making payment to any trade creditors generally beyond the date on which payment of the relevant trade debt should be paid in accordance with the credit period authorised by the relevant creditors (or, if different, the period extended by creditors in which to make payment); or

 (viii) amend to any material extent, including by increasing existing credit lines, any of the terms on which goods, facilities or services are supplied (including, for the avoidance of doubt, the price at which such goods, facilities or services are supplied), except where required to do so in order to comply with any applicable legal or regulatory requirement or except in the ordinary course of business (but provided that the Buyer will not instruct or seek to procure that any such terms are amended).

5       WARRANTIES

5.1     WARRANTIES  BY  THE  SELLERS

(a) The Sellers warrant to the Buyer in the terms set out in the Warranties as follows:

 (i) the Warranties are given by NIIL only in respect of Autotype UK and the UK Subsidiaries; and

 (ii) the Warranties are given by NL only in respect of Autotype USA and Autotype Americas Inc.

(b) For the avoidance of doubt each Seller shall only have any liability under the Warranties in respect of those companies referred to in either clause 5.1(a)(i) (in the case of NIIL) or 5.1(a)(ii) (in the case of NL).

5.2     WARRANTIES  QUALIFIED  BY  REFERENCE TO AWARENESS, KNOWLEDGE AND SIMILAR
TERMS

Any of the Warranties which is qualified as being given "so far as the Sellers are aware" or "to the best of the knowledge, information and belief of the Sellers" or qualified by any similar expression, is deemed to refer to only those matters which are within the actual knowledge of each of the following individuals, such individuals being deemed to have made careful enquiry in relation to the subject matter of the relevant warranty:
  -     Joseph  Matthews
  -     David  Hamilton
  -     Nicholas  Kelsall
  -     Graeme  Gibson
  -     Steven  Abbott
  -     Alan  Bennett
  -     Jeffrey  Braham
  -     Graham  Cooper
  -     David  Curtis
  -     Peter  Levinsohn
  -     Stephen  Osborne
  -     Patrick  Wong  Ko  Siong

at  the  date  of  this  Agreement.

5.3     INDEPENDENT  WARRANTIES

Each of the Warranties shall be construed as a separate and independent warranty and, save as expressly provided otherwise in this Agreement, shall not be limited by reference to or inference from any other Warranty or by any other provision of this Agreement or any other matter.

5.4     REDUCTION  OF  PURCHASE  PRICE

Any payment made by a Seller to the Buyer in respect of any of the Warranties shall, to the extent possible, be deemed to be a reduction in that part of the Purchase Price paid to the Seller in question.

5.5     EFFECT  OF  COMPLETION

Neither the Warranties, nor any rights or remedies in respect of the them, shall in any respect be extinguished or affected by Completion.

5.6     SCHEDULE  OF  LIMITATIONS

The liability of the Sellers pursuant to this Agreement shall be subject to the provisions of schedule 7.

6       RESTRICTIVE  COVENANTS

6.1     DEFINITIONS  USED  IN  THIS  CLAUSE  6

In  this  clause  6  the  following expressions have the meanings given to them:

GROUP CONFIDENTIAL INFORMATION means any trade or business information (including formulae, processes, methods, knowledge and Know-how) directly connected with the maintenance and supply of any Restricted Products by any Group Company and which is for the time being confidential to any Group Company

KNOW-HOW means all industrial and commercial information and techniques, instruction manuals, operating conditions and procedures, information as to suppliers and customers and all other accounts, records and information
(wherever  situated)  relating  directly  to the activities of any Group Company

PROHIBITED AREA means every country in the world in which the Group has manufactured or sold any of the Restricted Products during the 2 years prior to Completion

RESTRICTED PRODUCTS means hard coat films, light management films, screen printing products and gravure and masking films, in each case as manufactured, produced and/or sold by any Group Company as at the date of this Agreement and any other products which are of a type similar to and competing with any such products

SELLER  CONFIDENTIAL  INFORMATION  means  all information in whatever form held:

(a) relating to any member of the Sellers' Group or the business of any such member

(b) supplied by or on behalf of any member of the Sellers' Group to any member of the Group or any other member of the Buyer's Group or



(c) supplied in confidence to any member of the Sellers' Group by any third party but in each case excluding, for the avoidance of doubt, the Group Confidential Information

6.2     RESTRICTIVE  COVENANTS

Each of the Sellers undertakes with the Buyer that without the prior consent in writing of the Buyer it will not (and it will procure that no member of the Sellers' Group will) directly or indirectly whether by itself, its employees or agents and whether on its own behalf or on behalf of any other person or otherwise howsoever, for a period of 3 years from the date of Completion:

(a) carry on, or be employed or engaged in, the manufacture, production or sale of the Restricted Products or any of them in the Prohibited Area in competition with the Business as carried on at the date of this Agreement; or

(b) in relation to the Restricted Products solicit, canvass, accept orders from or otherwise deal with any person who was a customer or supplier of any Group Company at any time during the 2 years prior to Completion; or

(c) solicit or entice away or endeavour to solicit or entice away from any Group Company any director or senior manager employed or otherwise engaged by the relevant Group Company on the date of Completion, whether or not that person would commit any breach of his contract of employment by reason of his leaving the service of the relevant Group Company;
provided that nothing in this clause 6.2 shall operate to prohibit any Seller from holding in aggregate up to 5% of the nominal value of shares of any class of any company which shares are listed or dealt in on a recognised stock exchange.

6.3     USE  OF  THE  SELLERS'  TRADING  NAMES

(a) Subject to clause 6.3(b), the Buyer shall not, and shall procure that no member of the Buyer's Group (including any Group Company) shall, at any time after Completion:

 (i) use or display the names NORCROS, NOR or NOR or any confusingly similar names or logos thereof and/or any other name or logo used by any member of the Sellers' Group (which, for the avoidance of doubt, does not include any Group
Company) (together the SELLERS' NAMES) in relation to any goods or services provided by the Buyer or any member of the Buyer's Group including, without prejudice to the foregoing, the use of the Sellers' Names on any building owned or used by the Buyer or any member of the Buyer's Group and on any letterhead or communications; and

 (ii) in the course of carrying on any trade or business, claim, represent or otherwise indicate any present or continuing association with the Sellers' Group.

(b) Notwithstanding clause 6.3(a), the Buyer (in relation to the Companies and the Subsidiaries only) shall be permitted to use or display the Sellers' Names for a transitional period (which shall not exceed 3 months following Completion without the consent of the Sellers) provided that the Buyer shall use its reasonable endeavours to procure that the relevant member of the Buyer's Group ceases to use the Sellers' Names as soon as practicable following Completion.

6.4     USE  OF  THE  GROUP'S  TRADING  NAMES

(a) Subject to clause 6.4(b), the Sellers shall not, and shall procure that no member of the Sellers' Group shall, at any time after Completion:
 (i) use or display the names AUTOTYPE or HOLOTOOLS or any confusingly similar names or logos thereof and/or any other name or logo used by any member of the Group (together the GROUP NAMES) in relation to any goods or services provided by the Sellers' Group including, without prejudice to the foregoing, the use of the Group Names on any building owned or used by any members of the Sellers' Group and on any letterhead or communications; and

 (ii) in the course of carrying on any trade or business, claim, represent or otherwise indicate any present or continuing association with the Group.

(b) Notwithstanding clause 6.4(a), each member of the Sellers' Group shall be permitted to use or display the Group Names for a transitional period (which shall not exceed 3 months following Completion without the consent of the Buyer) provided that the Sellers shall use their respective reasonable endeavours to procure that the relevant member of the Sellers' Group ceases to use the Group Names as soon as practicable following Completion.










6.5     USE  OF  GROUP  CONFIDENTIAL  INFORMATION

(a)     Each  of  the  Sellers  undertake  with  the  Buyer  that:

 (i) it will not (and shall procure that no member of the Sellers' Group will) at any time after Completion directly or indirectly, whether by itself, its employees or agents or otherwise howsoever (subject to clause 6.5(b)) without the consent of the relevant Group Company use, whether on its own behalf or on behalf of any other person, or divulge to any other person, any Group Confidential Information; and

 (ii) if any Group Company shall have obtained any Group Confidential Information from any third party under an agreement including any restriction on disclosure known to it, it will not at any time without the consent of the relevant Group Company infringe that restriction.

(b)     The  restrictions  in  clause  6.5(a)  shall  not  apply:

 (i) in respect of any Group Confidential Information which is in or becomes part of the public domain, other than through a breach of the obligations of confidentiality set out in this Agreement; or

 (ii)   to  any  Seller  to  the  extent  that  it  is  required  to  disclose
Confidential Information by any applicable law, government order, decree, regulation, licence or rule or pursuant to the regulations of any securities exchange or regulatory or governmental body to which it is subject.

6.6     USE  OF  SELLER  CONFIDENTIAL  INFORMATION

(a)     The  Buyer  undertakes  with  the  Sellers  that:

 (i) no member of the Buyer's Group (including any Group Company) will at any time after Completion directly or indirectly, whether by itself, its employees or agents or otherwise howsoever (subject to clause 6.6(b)) without the consent of the Sellers use, whether on its own behalf or on behalf of any other person, or divulge to any other person, any Seller Confidential Information; and

 (ii) if any member of the Buyer's Group shall have obtained any Seller Confidential Information from any third party under an agreement including any restriction on disclosure known to it, it will not at any time without the consent of the Sellers infringe that restriction.

(b)     The  restrictions  in  clause  6.6(a)  shall  not  apply:
 (i) in respect of any Seller Confidential Information which is in or becomes part of the public domain, other than through a breach of the obligations of confidentiality set out in this Agreement; or

 (ii) to any member of the Buyer's Group to the extent that it is required to disclose Seller Confidential Information by any applicable law, government order, decree, regulation, licence or rule or pursuant to the regulations of any securities exchange or regulatory or governmental body to which it is subject.

7       PAYMENTS

7.1     PAYMENTS  TO  THE  SELLERS

Any amounts payable to a Party pursuant to this Agreement may be paid by telegraphic transfer to the account specified below (or such other UK bank account as a Party may notify to the others in writing for this purpose from time to time):

(a)     SELLERS


Account name:. . . . . . .  Addleshaw Goddard Client Account
Name of bank:. . . . . . .  Royal Bank of Scotland plc
Bank details omitted





(b)     BUYER

Account name:. . . . . . .  Wragge & Co LLP Client Account
Name of bank:. . . . . . .  Lloyds TSB Bank plc
Bank details omitted


7.2     DISCHARGE  OF  OBLIGATION  TO  MAKE  PAYMENTS

The Parties hereby confirm that receipt of any amount in an account specified by, or in accordance with, clause 7.1 shall be good, valid and effectual discharge for the paying Party in respect of such amount.

7.3     NO  SET  OFF

Any payment to be made to any Party under this Agreement shall be made in full without any set-off, restriction, condition or deduction for or on account of any counterclaim.

7.4     DEFAULT  INTEREST

In the event that any payment is not made by any Party (or by another member of the Sellers' Group or the Buyer's Group as a consequence of an obligation of any Party) pursuant to this Agreement on its due date, interest shall accrue on such amount at the rate of 4% above the base rate of Lloyds TSB Bank plc for the time being in force from the due date until the date of actual payment.

8       BUYER'S  GUARANTEE

8.1 If the Buyer fails to comply with any of the provisions of this Agreement on the due date, then the Buyer Guarantor guarantees that it shall (on demand by a Seller) immediately perform and discharge the obligations of the Buyer under those provisions provided always that (notwithstanding any other provision of this clause 8) the Buyer Guarantor's liability under this clause 8 shall be no greater than the Buyer's liability under the terms of this Agreement.

8.2 The Buyer Guarantor's liability under clause 8.1 shall not be affected by any concession, time or indulgence granted by a Seller to the Buyer or by any other dealing or thing (whether relating to the Buyer, any co-guarantor or any other person) which would, but for this clause 8.2, operate to discharge or reduce that liability.

8.3 If anything (including any legal limitation, disability or incapacity on the part of the Buyer) causes any of the Buyer's obligations under this Agreement and/or the guarantee set out in clause 8.1 to be or become invalid or unenforceable, then the Buyer Guarantor shall perform and discharge all of the Buyer's obligations under this Agreement as if they were the primary obligations of the Buyer Guarantor.

8.4 Subject always to the Buyer Guarantor's liability not being any greater than the Buyer's liability under the terms of this Agreement, the Buyer Guarantor shall indemnify and keep indemnified the Sellers against any losses, liabilities, costs and expenses resulting from the failure of the Buyer to observe any of the provisions of this Agreement.

8.5 The Buyer Guarantor shall make any payments due from it under this clause 8 in full, without any deduction or withholding in respect of any claim (whether by way of set-off, counterclaim or otherwise) asserted from time to time by the Buyer against any Seller under this Agreement or in respect of any other matter or thing.

8.6 The Buyer Guarantor shall not exercise any rights which it may have against the Buyer arising from or otherwise relating to its guarantee under clause 8.1 or its other obligations under this clause 8 unless and until all of the obligations of the Buyer and the Guarantor under this Agreement have been performed and discharged.

8.7 The Guarantor's obligations under this clause 8, including its guarantee under clause 8.1, are unconditional and irrevocable.

9       SELLERS'  GUARANTEE

9.1 If the Sellers or either of them fail to comply with any of the provisions of this Agreement on the due date, then the Seller Guarantor guarantees that it shall (on demand by the Buyer) immediately perform and discharge the obligations of the Sellers under those provisions provided that (notwithstanding any other provision of this clause 9) the Seller Guarantor's liability under this clause 9 shall be no greater than the Sellers' liability under the terms of this Agreement.

9.2 The Seller Guarantor's liability under clause 9.1 shall not be affected by any concession, time or indulgence granted by the Buyer to a Seller or by any other dealing or thing (whether relating to a Seller, any co-guarantor or any other person) which would, but for this clause 9.2, operate to discharge or reduce that liability.

9.3 If anything (including any legal limitation, disability or incapacity on the part of a Seller) causes any of the Sellers or any of their obligations under this Agreement and/or the guarantee set out in clause 9.1 to be or become invalid or unenforceable, then the Seller Guarantor shall perform and discharge all of the Sellers' obligations under this Agreement as if they were the primary obligations of the Seller Guarantor.

9.4 Subject always to the Seller Guarantor's liability not being any greater than the Sellers' liability under the terms of this Agreement, the Seller Guarantor shall indemnify and keep indemnified the Buyer against any losses, liabilities, costs and expenses resulting from the failure of the Sellers to observe any of the provisions of this Agreement.

9.5 The Seller Guarantor shall make any payments due from it under this clause 9 in full, without any deduction or withholding in respect of any claim (whether by way of set-off, counterclaim or otherwise) asserted from time to time by the Sellers against the Buyer under this Agreement or in respect of any other matter or thing.

9.6 The Seller Guarantor shall not exercise any rights which it may have against either Seller arising from or otherwise relating to its guarantee under clause 9.1 or its other obligations under this clause 9 unless and until all of the obligations of the Sellers and the Seller Guarantor under this Agreement have been performed and discharged.

9.7 The Seller Guarantor's obligations under this clause 9, including its guarantee under clause 9.1, are unconditional and irrevocable.

10      POST-COMPLETION  MATTERS

10.1 DEALINGS IN THE SALE SHARES PENDING REGISTRATION OF TRANSFERS Each Seller declares that, for so long as it remains the registered holder of any of the Sale Shares after Completion, it will:

(a) hold such Sale Shares and any dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them on or after Completion and all rights arising out of or in connection with them in trust for the Buyer and its successors in title; and

(b) deal with and dispose of the Sale Shares and all such dividends, distributions and rights as are described in clause 10.1 only as the Buyer or any such successor may direct.

10.2    PENSIONS
The provisions set out in schedule 6 shall apply in relation to the Disclosed Scheme.

10.3    RELEASE  OF  GUARANTEES  GIVEN  IN  FAVOUR  OF  THE SELLERS BY ANY GROUP
COMPANY

Each  Seller  shall:

(a) use all reasonable endeavours to secure as soon as practicable after Completion (but with effect from Completion) the release of each Group Company without cost to any Group Company from all Guarantees and liabilities given or undertaken by any Group Company to secure or support the obligations of:

 (i)    any  of  the  Sellers;  or

 (ii) any member of the Sellers' Group (not being a Group Company) (including, if required, offering their own Guarantee or liability on the same terms as and in substitution for the existing Guarantee or other liability of the relevant Group Company); and

(b) indemnify and keep indemnified the Buyer (which takes the benefit of this indemnity for itself and as trustee for each Group Company) against all actions, proceedings, losses, costs, claims, damages, liabilities and expenses which it or any Group Company may suffer or incur in respect of any claim made under any Guarantees or liabilities referred to in clause 10.3(a) after Completion.

10.4    RELEASE  OF  GUARANTEES  GIVEN  IN  FAVOUR  OF  ANY GROUP COMPANY BY THE
SELLERS

The  Buyer  shall:

(a) use all reasonable endeavours to secure as soon as practicable after Completion (but with effect from Completion) the release of each Seller (at the relevant Seller's cost) from all Guarantees and liabilities given or undertaken by:

 (i)    any  of  the  Sellers;  or

 (ii) any other member of the Sellers' Group to secure or support the obligations of any Group Company (including, if required, offering its own Guarantee or liability on the same terms as and in substitution for the existing Guarantee or other liability of the relevant Seller); and

(b) indemnify and keep indemnified each Seller (which takes the benefit of this indemnity for itself and as trustee for each other member of the Sellers' Group) against all actions, proceedings, losses, costs, claims, damages, liabilities and expenses which it or any such person may suffer or incur in respect of any claim made under any Guarantees or liabilities referred to in clause 10.4(a) after Completion provided that any payment under this clause 10.4(b) shall not prejudice the Buyer's rights or remedies under any other term of this Agreement (including the Warranties).
For these purposes the Letters of Credit shall not constitute a Guarantee and shall instead be governed by the terms set out in clause 10.5(c) below.

10.5    INSURANCE

(a) The Buyer acknowledges and agrees that with effect from Completion, or, in the case of credit insurance in respect of trade debtors, with effect from the end of the First Quarter, all insurance cover provided in relation to the Business pursuant to polices maintained by the Sellers' Group shall cease but (subject to the terms of any relevant policy) without prejudice to any accrued claims which arise as a result of certain circumstances occurring prior to Completion (which shall be paid over to the extent that it exceeds any deductible or excess arising in relation to such claim or claims which shall be for the account of the Buyer) to the Buyer as soon as is reasonably practicable following receipt).

(b) Following any cessation referred to in clause 10.5(a) above taking effect, any amount(s) refunded by the Sellers' Group insurers in respect of insurance premiums or fees as a result of any such cessation shall be for the account of the Group (and the Sellers shall procure that any such amounts received by any member of the Sellers' Group shall be paid over to the Buyer as soon as is reasonably practicable following receipt), but the Buyer acknowledges and agrees that any such refund will be at the discretion of the relevant underwriters and so may not be made or may not constitute a full pro rata refund of all such premiums or fees paid by or on behalf of the Group in respect of such insurance.

(c) In the event that any member of the Sellers' Group may have incurred or may at any time incur any costs, fees or expenses in connection with the arrangement, provision or procurement of any Letters of Credit, the Buyer hereby covenants to pay to NL (or such other member of the Sellers' Group as NL may direct) (to the extent that the same has not already been paid by the Group) an amount equal to one third of such costs, fees or expenses as soon as is reasonably practicable following the demand of such amount(s) by NL.

10.6    INTRA  GROUP  DEBT

If and to the extent that any Intra Group Debt remains outstanding following Completion and was or is to be accounted for in the Final Debt Amount Statement, the Sellers shall procure that any such Intra Group Debt owing by any member of the Sellers' Group is repaid to the relevant Group Company and the Buyer shall procure that any such Intra Group Debt owing by any Group Company is repaid to the relevant member of the Seller's Group, in any such case:

(a) if the relevant parties have agreed in writing a period during which the amount shall be paid, on or before the end of such period; and

(b) if the relevant parties have not made such an agreement, within 30 days of final agreement/determination of the Final Debt Amount Statement.

10.7    ACCESS  TO  GROUP  RECORDS

The Buyer shall procure that the Sellers and their accountants and agents shall as soon as reasonably practicable and in any event within 5 days of request for the same be given reasonable access during normal business hours to any employees of, and any books and records of, any Group Company as may reasonably be required by the Sellers or any other member of the Sellers' Group for any tax, regulatory or financial reporting requirement of any member of the Sellers' Group.


10.8    ACCESS  TO  SELLERS'  GROUP  RECORDS
The Sellers shall procure that the Buyer and its accountants and agents shall as soon as reasonably practicable and in any event within 5 days of request for the same be given reasonable access during normal business hours to any employees of, and any books and records of, any member of the Sellers' Group as may reasonably be required by the Buyer or any other member of the Buyer's Group for any tax, regulatory or financial reporting requirement of any member of the Buyer's Group.

11      ASSIGNMENT  AND  THIRD  PARTY  RIGHTS

11.1 Unless this Agreement expressly states otherwise, no right or obligation arising under it (or any document entered into pursuant to or in connection with it) may be assigned, transferred or otherwise disposed of, in whole or in part, without the prior written agreement of the Parties.

11.2 Notwithstanding clause 11.1, the benefit of this Agreement (and/or any document entered into pursuant to or in connection with it) may be assigned, in whole or in part, at any time and on more than one occasion by the Buyer to any member of the Buyer's Group at that time. However, such assignee shall only be entitled to enforce the benefit assigned to it whilst it remains a member of the Buyer's Group. Before such assignee ceases to be a member of the Buyer's Group, the Buyer shall procure that such assignee reassigns the benefit that has been assigned to it pursuant to this clause to the Buyer (or another member of the Buyer's Group at that time).

11.3 Notwithstanding clause 11.1, the benefit of this Agreement (and/or any document entered into pursuant to or in connection with it) may be assigned, in whole or in part, at any time and on more than one occasion by either of the Sellers to any member of the Sellers' Group at that time. However, such assignee shall only be entitled to enforce the benefit assigned to it whilst it remains a member of the Sellers' Group. Before such assignee ceases to be a member of the Sellers' Group, the Sellers shall procure that such assignee reassigns the benefit that has been assigned to it pursuant to this clause to either of the Sellers (or another member of the Sellers' Group at that time).

11.4 References in this Agreement to a Party shall, except where the context requires otherwise, include its successors in title and permitted assigns.

11.5    Unless  this  Agreement  expressly  states  otherwise:

(a) a person who is not a Party to this Agreement has no right to enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999; and

(b) if a person who is not a Party to this Agreement is stated to have the right to enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, the Parties may rescind or vary this Agreement (and any documents entered into pursuant to or in connection with it) without the consent of that person.

12      GENERAL

12.1 The Sellers shall indemnify and keep indemnified the Group, the Buyer and any member of the Buyer's Group (together the Indemnified Parties) against all:

(a) actions, proceedings, losses, costs, claims, damages, liabilities, expenses; or

(b)     fines  and  penalties
     (together  RELEVANT  COSTS)

made against or incurred or suffered by the Indemnified Parties insofar as the same arise from or in connection with any claim or allegation by a third party that clause 3 of the distribution agreements disclosed against warranty 13.3(a) in the Disclosure Letter (the DISTRIBUTION AGREEMENTS), in any way breach the competition laws of any jurisdiction to which such Distribution Agreement relates.

12.2    No  claim  under  clause  12.1  may  be  brought  against  the  Sellers:

(a) to the extent that the Relevant Costs concerned are incurred pursuant to any matters, events or circumstances which occur after Completion including, but not limited to, the continuation in force of the Distribution Agreements I

(b) any Indemnified Party makes or causes to be made a notification to any competition authority in respect of the Distribution Agreements without the Sellers prior written approval except and to the extent required by any applicable law.

12.3 Any Group Company and any member of the Buyer's Group shall be entitled to enforce the indemnity set out in clause 12.1 above directly against the Sellers under the Contracts (Rights of Third Parties) Act 1999.




12.4    CONTINUING  EFFECT  OF  THIS  AGREEMENT

All provisions of this Agreement and any other Transaction Document shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion, except in respect of those matters then already performed and Completion shall not constitute a waiver of any of the Party's rights in relation to this Agreement or any other Transaction Document.

12.5    ANNOUNCEMENTS

(a) Subject to clause 12.5(b) and 12.5(c), no Party shall make (or permit any other member of their respective Groups to make) any announcement concerning this Agreement or any ancillary matter before, on or after Completion without the consent of the others.

(b) The restriction in clause 12.5(a) shall not prohibit any Party from making any announcement or dispatching any circular as required by law or any relevant national or supra-national regulatory, governmental or quasi-governmental body or authority, but in any such case the Party making such announcement or dispatching such circular shall (in so far as it is lawfully able) use its reasonable endeavours to consult with the other Parties, and take into account their reasonable requirements, as to the content of such announcement or circular.

(c) Any Party may disclose information which would otherwise be prohibited by clause 12.5(a) if and to the extent that the information is disclosed on a strictly confidential basis to the professional advisers, auditors, bankers and/or private equity funders of that Party.

12.6    NOTICES

(a) LANGUAGE OF NOTICES: Any notice or other document to be given under this Agreement shall be in writing in the English language.

(b) ADDRESSES AND FAX NUMBERS FOR NOTICES: Notice details for the Parties are as follows:

                                                                     ADDRESSEE/MARKED FOR
PARTY. . . . . . . . . . . .  ADDRESS AND FAX NUMBER                   THE ATTENTION OF
----------------------------  --------------------------------       --------------------
Sellers. . . . . . . . . . .  Norcros Industry (International)         Company Secretary
                              Limited Ladyfield House
                              Station Road
                              Wilmslow
                              Cheshire
                              SK9 1BU
                              Fax no 01625 547709

                              Norcros Limited                          Company Secretary
                              Ladyfield House
                              Station Road
                              Wilmslow
                              Cheshire
                              SK9 1BU
                              Fax no 01625 547709
----------------------------  --------------------------------       --------------------
Buyer. . . . . . . . . . . .  MacDermid Inc                            General Counsel
                              245 Freight Street
                              Waterbury
                              Connecticut
                              06702
                              USA
                              Fax no 001(203)575-7970
----------------------------  --------------------------------       --------------------
Seller Guarantor . . . . . .  Norcros (Holdings) Limited               Company Secretary
                              Ladyfield House
                              Station Road
                              Wilmslow
                              Cheshire
                              SK9 1BU
                              Fax no 01625 547709
----------------------------  --------------------------------       --------------------
Buyer Guarantor. . . . . . .  MacDermid Inc                            General Counsel
                              245 Freight Street
                              Waterbury
                              Connecticut
                              06702
                              USA
                              Fax no 001(203)575-7970
----------------------------  --------------------------------       --------------------

A Party may change its notice details for the purpose of this clause 12.6 by giving notice to all the Parties to this  Agreement  in  accordance  with  this  clause  12.6.

(c) PROOF OF NOTICE BEING PROPERLY GIVEN: In proving the giving of a notice, it shall be conclusive evidence to prove:

 (i) if delivered by hand, that the notice was left at the appropriate address specified in clause 12.6(b);

 (ii) if sent by post, that the envelope containing such notice was properly addressed and posted; or

 (iii) if sent by fax, that a fax transmission report was obtained by the sender confirming the fax transmission to the relevant number stated in clause 12.6(b).

(d)     WHEN  NOTICES  ARE  TO  BE  DEEMED  RECEIVED:  If  a  notice  is:

 (i) delivered by hand between 9.00 am and 5.00 pm on a Business Day (such time period being referred to in this clause 12.6(d) as within BUSINESS HOURS), it shall be deemed received when so delivered or, if delivered by hand outside Business Hours, it shall be deemed received at 9.00 am on the next Business Day after the time of delivery;

 (ii)   sent  by  post:

    (a) if the notice was posted on a Business Day, it shall be deemed received at 9.00 am on the second Business Day (or, in the case of any notice posted by airmail to a recipient outside the country in which such notice was posted, the fifth Business Day) after the day the envelope containing such notice was posted; or

    (b) if the notice was not posted on a Business Day, it shall be deemed received at 9.00 am on the third Business Day (or, in the case of any notice posted by airmail to a recipient outside the country in which such notice was posted, the sixth Business Day) after the day on which the envelope containing such notice was posted; or

 (iii) sent by fax during Business Hours, it shall be deemed received when so delivered or, if sent by fax outside Business Hours, it shall be deemed received at 9.00 am on the next Business Day after the time that the fax was sent to the relevant number stated in clause 12.6(b).

(e) TIME: Any reference in this clause 12.6 to a particular time is to that time in the location of the recipient of the relevant notice.

12.7    ENTIRE  AGREEMENT

(a) This Agreement (together with all of the other Transaction Documents) sets out the entire agreement and understanding between the Parties in connection with the sale and purchase of the Sale Shares and other matters described in them.

(b) Each of the Parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of the Parties in relation to the subject matter of this Agreement, save for those expressly set out in this Agreement and the other Transaction Documents and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement and any of the other Transaction Documents, provided that nothing in this clause 12.7(b) shall exclude or limit liability in respect of fraud.

12.8    ALTERATIONS

No purported alteration of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each Party to this Agreement.

12.9    SEVERABILITY

Each provision of this Agreement is severable and distinct from the others. The Parties intend that every such provision shall be and remain valid and enforceable to the fullest extent permitted by law. If any such provision is or at any time becomes to any extent invalid, illegal or unenforceable under any enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement but (except to that extent in the case of that provision) it and all other provisions of this Agreement shall continue in full force and effect and their validity, legality and enforceability shall not be thereby affected or impaired.

12.10   COUNTERPARTS

This Agreement may be entered into in the form of two or more counterparts, each executed by one or more of the Parties but, taken together, executed by all and, provided that all the Parties so enter into this Agreement, each of the executed counterparts, when duly exchanged and delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.



12.11   PAYMENT  OF  COSTS

Each of the Parties shall be responsible for its respective legal and other costs and expenses incurred in relation to the negotiation, preparation and completion of this Agreement and all ancillary documents. For the avoidance of doubt all stamp, transfer, registration and other similar taxes, duties and charges payable in connection with the sale and purchase of any of the Sale Shares shall be paid by the Buyer.

12.12   FURTHER  ASSURANCE

The Parties shall execute or, so far as they are able, procure the execution of, all such documents and/or do or, so far as they are able, procure the doing of, such acts and things as the other Party shall after Completion reasonably require in order to give effect to the provisions of this Agreement and any other Transaction Document.

12.13   TIME

Save where stated in clause 12.6(e) all references to time in this Agreement are to London time.

13      CHOICE  OF  LAW,  SUBMISSION  TO  JURISDICTION  AND  SERVICE OF  PROCESS

13.1    CHOICE  OF  LAW

(a) This Agreement shall be governed by and construed in accordance with English law, and all claims and disputes between the parties or any of them arising out of or in connection with this Agreement (whether or not contractual in nature) shall be determined in accordance with English law.

(b) If in any court any party argues that a court other than the courts of England and Wales has jurisdiction to determine any dispute or difference between the parties or any of them arising out of or in connection with this Agreement that issue shall be determined in accordance with English law, and any right any party might otherwise have to rely upon the law of the forum or any other law is hereby irrevocably and unconditionally waived.

13.2    SUBMISSION  TO  JURISDICTION

(a) Each Party submits to the exclusive jurisdiction of the Courts of England and Wales in relation to all claims, disputes, differences or other matters arising out of or in connection with this Agreement.

(b)     Each  Party  irrevocably  waives  any  right  that  it  may  have:

 (i) to object on any ground to an action being brought in the Courts of England and Wales, to claim that the action brought in the Courts of England and Wales has been brought in an inconvenient forum, or to claim that the Courts of England and Wales do not have jurisdiction. The waiver contained in this clause 13.2(b)(i) includes a waiver of all formal and substantive requirements of any otherwise competent jurisdiction in relation to this clause 13.2(b)(i);

 (ii) to oppose the enforcement of any judgment of any court of England and Wales whether on any ground referred to in clause 13.2(b)(i) or otherwise.

13.3    SERVICE  OF  PROCESS

(a) Each Party agrees that, without prejudice to the validity of any other mode of service, any document in an action (including, but not limited to, any claim form, application notice or other originating process) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 12.6.

(b) Notwithstanding and without prejudice to the foregoing, the Buyer Guarantor appoints the Buyer as its agent to receive service of process in respect of any proceedings commenced by either of the Sellers in the Courts of England and Wales arising out of or in connection with this Agreement.

(c) Without prejudice to the effectiveness of service pursuant to any other method recognised by the Rules of Civil Procedure, service of such process upon the Buyer at its address given in clause 12.6(b) or elsewhere within the jurisdiction of the Courts of England and Wales pursuant to the Rules of Civil Procedure for the time being in force shall constitute good service on the Buyer Guarantor. The Buyer Guarantor undertakes not to contest in any court in any jurisdiction the enforcement in that jurisdiction of any judgment of the courts of England and Wales against it on the ground that the courts of England and Wales did not have jurisdiction over it or that service of process (being service in accordance with this clause) was invalid or ineffective or resulted in it not having due or adequate notice of the proceedings.

EXECUTED by the Parties or their duly authorised representatives on the date of this Agreement.




                                   SCHEDULE 1

                                    THE GROUP

                             PART 1 - THE COMPANIES

                           AUTOTYPE INTERNATIONAL LTD



1  Date and place of incorporation:           1 October 1923, England and Wales

2  Registered number:                         192795

3  Registered office:                         Grove Road
                                              Wantage
                                              Oxon
                                              OX12 7BZ

4  Authorised share capital:                  25,000 ordinary shares of GBP 1 each

5  Issued share capital and Shareholders:     14,302 ordinary shares of GBP 1 each
                                              held by Norcros Industry (International)
                                              Limited and 2 ordinary shares of GBP 1
                                              each held by Norcros Securities Limited

6  Directors:                                 Prof. Steven John Abbott
                                              Alan Bennett
                                              Jeffrey William Braham
                                              Graham Cooper
                                              David Michael Curtis
                                              David William Hamilton
                                              Nicholas Paul Kelsall
                                              Peter Douglas Levinsohn
                                              Joseph Matthews
                                              Stephen James Osborne
                                              Patrick Wong Ko Siong

7  Secretary:                                 David Michael Curtis

8  Auditors:                                  PricewaterhouseCoopers LLP

9  Accounting reference date:                 31 March


AUTOTYPE  HOLDINGS  (USA)  INC

1  Date and place of incorporation:           24 March 2000, Illinois

2  Registered number:                         36-4483711

3  Registered office:                         Illinois Corporation Service Company,
                                              801 Adlas Stevenson Drive,
                                              Springfield, Illinois 62703

4  Authorised share capital:                  1000 shares of US$1.00 each

5  Issued share capital and Shareholders:     100 shares of US$1.00 each all
                                              held by Norcros Limited

6  Directors:                                 Peter Douglas Levinsohn
                                              Graham Cooper
                                              Philip McGugan

7  Secretary:                                 P McGugan

8  Auditors:                                  PricewaterhouseCoopers LLP

9  Accounting reference date:                 31 March







                             PART 2 - SUBSIDIARIES

                      AUTOTYPE INTERNATIONAL (ASIA) PTE LTD


1  Date and place of incorporation:           17 March 1993, Singapore

2  Registered number:                         199301554K

3  Registered office:                         20 Loyang Lane,
                                              Singapore 508919

4  Authorised share capital:                  2,000,000 shares of Sing$1 each

5  Issued share capital and Shareholders:     1,000,002 shares of Sing$1 each all
                                              held by Autotype International Limited

6  Directors:                                 David Michael Curtis
                                              Peter Douglas Levinsohn
                                              Patrick Wong Ko Siong
                                              Paul Lee Li Tsiang

7  Secretary:                                 Lathika Devi
                                              Eileen Koh

8  Auditors:                                  PricewaterhouseCoopers LLP

9  Accounting reference date:                 31 March



AUTOTYPE  AMERICAS  INC

1  Date and place of incorporation:           26 August 1970, Delaware

2  Registered number:                         36-2822367

3  Registered office:                         United States Corporation Company,
                                              2711 Centerville Road, Suite 400,
                                              Wilmington, Delaware 19808

4  Authorised share capital:                  500,000 shares of US$0.10 each

5  Issued share capital and Shareholders:     1,000 shares of US$0.10 each all
                                              held by Autotype Holdings (USA) Inc

6  Directors:                                 Peter Douglas Levinsohn
                                              Graham Cooper
                                              Philip McGugan

7  Secretary:                                 P McGugan

8  Auditors:                                  PricewaterhouseCoopers LLP

9  Accounting reference date:                 31 March



AUTOTYPE  ITALIA  S.R.L.

1  Date and place of incorporation:. . . . .  16 June 1989, Italy

2  Registered number:. . . . . . . . . . . .  03894510373

3  Registered office:. . . . . . . . . . . .  Via Vittor Pisani 16, 20124
                                              Milano, Italy
4  Authorised capital: . . . . . . . . . . .  46,800 euro

5  Issued capital and quota holders: . . . .  46,800 euro held as follows:
                                              Autotype International Limited
                                                a quota of 35,100 euros
                                              Letcombe Investments Limited
                                                a quota of 11,700 euros

6  Directors:. . . . . . . . . . . . . . . .  Peter Douglas Levinsohn

7  Secretary:. . . . . . . . . . . . . . . .  None

8  Auditors: . . . . . . . . . . . . . . . .  PricewaterhouseCoopers LLP

9  Accounting reference date:. . . . . . . .  31 March


CPS  CHEMICAL  PRODUCTS  &  SERVICES  A/S

1  Date and place of incorporation:. . . . .  1 December 1980, Denmark

2  Registered number:. . . . . . . . . . . .  66 69 63 16

3  Registered office:. . . . . . . . . . . .  Hejreskovvej 22, DK-3490 Kvistgaaard, Denmark

4  Authorised share capital: . . . . . . . .  18,980 shares of DKK50

5  Issued share capital and Shareholders:     18,980 shares of DKK50 all held by
                                              Autotype International Limited

6  Directors:. . . . . . . . . . . . . . . .  Peter Douglas Levinsohn
                                              Peter Engel
                                              Connie Hartmann Krogh
                                              Prof. Steven John Abbott
                                              Gerald H Forinton

7  Secretary:. . . . . . . . . . . . . . . .  Peter Engel

8  Auditors: . . . . . . . . . . . . . . . .  PricewaterhouseCoopers LLP

9  Accounting reference date:. . . . . . . .  31 March


LETCOMBE  INVESTMENTS  LIMITED

1  Date and place of incorporation:. . . . .  20 February 1996, England and Wales

2  Registered number:. . . . . . . . . . . .  3162018

3  Registered office:. . . . . . . . . . . .  Grove Road
                                              Wantage
                                              Oxon
                                              OX12 7BZ

4  Authorised share capital: . . . . . . . .  1,000 ordinary shares of GBP 1 each
5  Issued share capital and Shareholders:. .  1 ordinary share of GBP 1 held by
                                                Autotype International Limited and
                                              1 ordinary share of GBP 1 held by
                                                Norcros Securities Limited

6  Directors:. . . . . . . . . . . . . . . .  Prof. Steven John Abbott
                                              David Michael Curtis
                                              Peter Douglas Levinsohn

7  Secretary:. . . . . . . . . . . . . . . .  David Michael Curtis

8  Auditors: . . . . . . . . . . . . . . . .  PricewaterhouseCoopers LLP

9  Accounting reference date:. . . . . . . .  31 March


                      PART 3 - THE ASSOCIATED UNDERTAKING

                                 HOLOTOOLS GMBH

1  Date and place of incorporation:  6 November 2001, Germany
2  Registered number: . . . . . . .  HRB 6710
3  Registered office: . . . . . . .  Freiburg/Breisgan
4  Authorised share capital:. . . .  EUR 46,200
5  Issued share capital:. . . . . .  EUR 46,200
6  Directors: . . . . . . . . . . .  Volkmar Boemer


                                   SCHEDULE 2

                               COMPLETION MATTERS

1     GENERAL

This  schedule  2  is  set  out  in  the  following  paragraphs:

1     General
2     Documents  and  other  items  to  be  delivered  by  the  Sellers
3     Obligations  of  the  Sellers
4     Obligations  of  the  Buyer
5     Joint  obligations  of  the  Buyer  and  the  Sellers

2     DOCUMENTS  AND  OTHER  ITEMS  TO  BE  DELIVERED  BY  THE  SELLERS

2.1 The following documents and other items set out in the remainder of this paragraph 2 shall be delivered or otherwise made available by the Sellers to the Buyer at Completion.

2.2     THE  SALE  SHARES:  Transfers  in  respect  of  the  UK  Shares  (SHARE
TRANSFERS)  duly  executed  and  completed  in  favour  of  the  Buyer.

2.3 A duly executed transfer (in favour of the Buyer or such other Group Company as the Buyer may direct) of the share in the issued share capital of Letcombe Investments Limited registered in the name of Norcros Securities Limited.

2.4 A duly executed transfer (in favour of the Buyer or such other Group Company as the Buyer may direct) the share in the issued share capital of Autotype UK registered in the name of Norcros Securities Limited.

2.5 Share certificates for the UK Shares and any shares in any subsidiary of the Company or an indemnity in respect of any lost share certificate in the agreed form.

2.6 Stock certificate(s) representing the USA Shares, together with a stock power duly executed by NL in favour of the USA Buyer, authorising the transfer of the USA Shares on the books of Autotype USA.

2.7 BOARD MINUTES OF THE SELLERS AND SELLER GUARANTOR: Certified copies of the board minutes for each of the Sellers recording the resolution of the Board of Directors of the Sellers authorising:

(a)     the  sale  of  those  Sale  Shares  which  are  held  by  that  Seller;

(b) the execution of the transfer document in respect of such Sale Shares as set out in paragraphs 2.2 and 2.5 above; and

(c) the execution of this Agreement and all relevant Transaction Documents and board minutes of the Seller Guarantor authorising the execution of this Agreement.

2.8 STATUTORY RECORDS AND MINUTE BOOKS: As agent for each Group Company registered in England and Wales:

(a)     all  its  statutory  and  minute  books;

(b)     its  common  seal  (if  any);

(c) its certificate of incorporation, any certificate or certificates of incorporation on change of name; and

(d)     copies  of  its  memorandum  and  articles  of  association.

2.9 As agent for each Group Company organised under the laws of a state of the United States:

(a)     its  corporate  minute  books;

(b) a copy of its articles or certificate of incorporation, as applicable, including any amendments thereto; and

(c)     a  copy  of  its  bylaws.

2.10 DIRECTORS' AND SECRETARIES' RESIGNATIONS AND CONFIRMATIONS: Written resignations of the Retiring Directors and the Retiring Secretary in the agreed form resigning their respective offices with effect from Completion.

2.11    RELEASES  OF  CHARGES

Evidence satisfactory to the Buyer that all Security Interests over the assets or shares of any Group Company have been released including the debenture granted by Autotype UK in favour of Lloyds TSB Bank plc created on 17 December 2003.

2.12    ESTIMATED  UK AND USA DEBT AMOUNT: the Estimated Debt Amount Statement.

3       OBLIGATIONS  OF  THE  SELLERS

3.1     INTRA  GROUP  DEBT

The Sellers shall procure that at or before Completion there is repaid to each Group Company all Intra Group Debt owed by either the Sellers or any member of the Sellers' Group, and any debt owed to any Group Company by any director of any member of the Sellers' Group.

3.2     BOARD  MEETING

The Sellers shall procure that a duly convened and quorate board meeting of each relevant Group Company registered in England and Wales is held at which:

(a) REGISTRATION OF THE SHARE TRANSFERS: The Share Transfers relating to the UK Shares are resolved to be registered (subject only to their being duly stamped) notwithstanding any provision to the contrary in the articles of association of the relevant Group Company;

(b) APPOINTMENTS AND RESIGNATIONS OF DIRECTOR(S) AND SECRETARY: The following persons are validly appointed as additional directors of the relevant Group Company specified below:

NAME  OF  GROUP  COMPANY        NAME  OF  NEW  DIRECTOR
------------------------        -----------------------

Autotype  UK                     John  Cordani
                                 Roger  Richards
                                 Lance  Phasey
------------------------        -----------------------

Letcombe Investments Limited     John  Cordani
                                 Roger  Richards
                                 Lance  Phasey
------------------------        -----------------------

(c) on the appointments referred to in paragraph 3.2(b) being made, the Retiring Directors shall cease to be directors of the relevant Group Companies (and the Sellers shall procure all such persons deliver to the Buyer their agreed form written resignations of their respective offices acknowledging that they have no claim outstanding including for compensation for less of office, redundancy and unfair dismissal);

(d) the following persons are appointed as secretary of the Group Company specified in place of the relevant existing Secretary (RETIRING SECRETARY):

NAME  OF  GROUP  COMPANY        NAME  OF  NEW  SECRETARY
------------------------        -----------------------
Autotype  UK                     Roger  Richards
------------------------        -----------------------
Letcombe Investments Limited     Roger  Richards
------------------------        -----------------------

(e) AUDITORS: The Sellers' Accountants shall resign their office as auditors of each Group Company incorporated in England and Wales by depositing their written notice of resignation in the agreed form at the relevant registered office in accordance with section 392 CA 1985 along with a statement under section 394 of that Act that there are no circumstances connected with their ceasing to hold office which they consider should be brought to the attention of the members or creditors of the relevant Group Company;

(f)     MISCELLANEOUS:  The  matters  referred  in  paragraph  5  are  approved.

4       OBLIGATIONS  OF  THE  BUYER

The  Buyer  shall:

(a) pay the Completion Sum on account of the Purchase Price by electronic funds transfer for value on the day of Completion in accordance with the provisions of clause 7 (Payments); and

(b) procure that each Group Company repays all Debt as shown in the Estimated Debt Amount Statement on the day of Completion (including, for the avoidance of doubt, any Intra Group Debt as shown in the Estimated Debt Amount Statement owed by any such Group Company). Payment by the Buyer to the Sellers on Completion of the Estimated Debt Amount shall be an effective discharge of the Buyer's obligation to procure discharge of the Estimated Debt Amount.

5       JOINT  OBLIGATIONS  OF  THE  BUYER  AND  THE  SELLERS

The  Buyer  and  the  Sellers  shall  join  in  procuring  that:

(a) KMPG shall be appointed auditors of each Group Company in place of the Sellers' Accountants;

(b) all existing bank mandates in force for each Group Company shall be altered in such manner as the Buyer shall at Completion require;

(c) the Relevant Forward Foreign Exchange Contracts details of which are provided at numbers 3 and 4 in schedule 9, are novated in favour of the Buyer.

                                   SCHEDULE 3

                                       TAX

                                PART 1 - GENERAL

1       INTERPRETATION

1.1     In  this  schedule  (unless  the  context  otherwise  requires):

ACCOUNTS RELIEF means any Relief which is shown as an asset in the Accounts or is taken into account in computing (and so reducing or eliminating) any provision for deferred Taxation which appears, or which but for the presumed availability of the Relief would have appeared, in the Accounts;

ACTUAL TAXATION LIABILITY means a liability to make an actual payment of Taxation whether or not such Taxation is also or alternatively chargeable against or attributable to any other person;

CLAIM means any assessment, notice, demand or other document issued or action taken by or on behalf of any Taxation Authority or any form of return, computation or self-assessment required by law from which it appears that the Company is subject to or is sought to be made subject to, or will or might become subject to, any Taxation Liability or that a breach of any Tax Warranty has occurred;

DEEMED  TAXATION  LIABILITY  means:

(a) the setting off of a Post-Completion Relief or an Accounts Relief against an Actual Taxation Liability of the Company in respect of which the Relevant Seller would have been liable under paragraph 1.1(a) of part 2 or (as the case may be) against income, profits or gains which would have given rise to such an Actual Taxation Liability (a SET OFF LIABILITY), in which event the amount of the Set Off Liability is in the former case the amount of the Actual Taxation Liability eliminated by such setting off and in the latter case the amount of the Actual Taxation Liability of the Company which would have arisen but for such setting off;

(b) the unavailability of an Accounts Relief in consequence of an Event occurring on or before Completion in which event the amount of the Deemed Taxation Liability is:

 (i) where the Accounts Relief unavailable is a deduction from either Taxation or income, profits or gains (an UNAVAILABLE RELIEF LIABILITY), the amount of the earliest Actual Taxation Liability of the Company to arise which would not have arisen or could have been avoided but for such unavailability; and
 (ii) where the Accounts Relief unavailable is a right to a repayment of Taxation (an UNAVAILABLE REPAYMENT LIABILITY), the amount of Taxation which would have been repaid but for such unavailability;

EVENT  means  any  event,  occurrence,  transaction,  or  act  whatsoever;

GROUP  RELIEF  has  the  meaning  given  to that expression by section 402 ICTA;

POST-COMPLETION RELIEF means any Relief which arises in consequence of or by reference to an Event occurring or deemed to occur after Completion and not in consequence of or by reference to any Event occurring or deemed to occur on or before Completion (but shall not include any Relief referred to in paragraph 4.2);

RELEVANT  PERSON  means:

(a) any company which before Completion was a member of the same group of companies as a Company for any Taxation purpose ("SELLER GROUP COMPANY");

(b)     any  person  with  whom,  before  Completion,  a  Company was connected;

(c) any person who stands or has stood in a direct or indirect relationship with a Company at any time before Completion such that failure by such person at any time to pay Taxation could result in an assessment on a Company. but in each case excluding the Company (and any Company within the defined term of Company for the purposes of this Schedule) and/or the Buyer and/or any member of the Buyer's Group;





RELEVANT  SELLER  means:

(a)     Norcros  Limited  in  respect  of  any  Taxation  Liability  of Autotype
Holdings  (USA)  Inc  or  Autotype  Americas  Inc;

(b)     Norcros  Industry  (International)  Limited  in  respect of any Taxation
Liability of Autotype International Limited or of any company which is a Subsidiary (other than Autotype Americas Inc ) and Holotools GmbH.

RELEVANT  PERCENTAGE  means  100%  save  in  respect of Holotools GmbH where the relevant  percentage  means  41%

RELIEF means any loss, allowance, exemption, set-off, deduction, credit or other relief from any Taxation or in the computation of income, profits or gains for the purpose of any Taxation and any right to a repayment of Taxation;

SELLERS' RELIEF means any Relief which is or becomes available to the Company (including but not limited to any Group Relief), other than an Accounts Relief or a Post-Completion Relief;

TAXATION  means:

(a) any form of tax, and any levy, duty, impost, deduction, or withholding in the nature of tax whether governmental, statutory, state, provincial, local governmental or municipal whenever created or imposed and whether of Germany, Italy, Denmark, Singapore, the United Kingdom, the United States of America or elsewhere but not including uniform business rates, water rates, community charge, council tax or any tax, charge, rate or duty similar to, corresponding with, replacing or replaced by any of them; and

(b) all charges, surcharges, interest, penalties and fines relating to any Taxation falling within paragraph (a) of this definition or which relate to any return or information required by Taxation Legislation to be provided to a Taxation Authority for the purposes of any such Taxation;

TAXATION AUTHORITY means any authority or person, whether of Germany, Italy, Singapore, Denmark, the United Kingdom, the United States of America or elsewhere, competent to impose, assess or collect any Taxation Liability;

TAXATION LEGISLATION means any statute, enactment, law or regulation, in each case providing for the imposition of Tax;

TAXATION LIABILITY means any Actual Taxation Liability, any Deemed Taxation Liability and any costs, fees and expenses falling within paragraph 1.1(c) of part  2;  and

UNAVAILABILITY means, in relation to an amount of a Relief, the reduction, modification, claw-back, counteraction, disallowance or cancellation of or failure to obtain that amount of that Relief but does not include the set-off of any Relief against Taxation or any income, profits or gains and UNAVAILABLE shall be construed accordingly.

1.2     In  this  schedule  (unless  the  context  otherwise  requires):

(a) references to "the Company", whether express or implied, shall be read and construed as references to each of the Companies (as defined in clause 1.1) and each of the Subsidiaries and the Associated Undertaking (in each case, as defined in clause 1.1) individually as if the provisions of this schedule were set out in full in respect of each such company;

(b) references to persons include an individual, corporation, partnership, unincorporated association, or body of persons and any state or any agency thereof;

(c) references to parts are references to parts of this schedule and reference in any part to a paragraph shall, unless otherwise stated, be to the paragraph of that part.

1.3 Any payments made pursuant to this schedule or for breach of any Warranty shall, so far as possible, be treated as an adjustment to the consideration paid by the Buyer for the Sale Shares under this Agreement.

1.4     For  the  avoidance  of  doubt:

(a) Norcros Limited shall have no liability under this schedule, or for breach of any Tax Warranty, in respect of any Taxation Liability other than in respect of any Taxation Liability of Autotype Holdings (USA) Inc or Autotype Americas Inc;

(b) Norcros Industry (International) Limited shall have no liability under this schedule, or for breach of any Tax Warranty, in respect of any Taxation Liability other than in respect of any Taxation Liability of Autotype
International Limited or of any company which is a Subsidiary (other than Autotype Americas Inc) and Holotools GmbH.

2       EXCLUSIONS  AND  LIMITATIONS

2.1 The Sellers shall not be liable for breach of any Tax Warranty in respect of any Taxation Liability (or where the loss, liability or damage arising in consequence of a breach of any Tax Warranty is any Taxation Liability) or under part 2 in respect of any Taxation Liability to the extent that:

(a) provision or reserve or accrual for it is made in the Accounts or (in respect of the non-UK Subsidiaries only) the Management Accounts (as defined in paragraph 2.3 of Schedule 4);

(b) it is, or has been, paid or discharged on or before Completion whether or not such payment or discharge is reflected in the Accounts;

(c) (in respect of the UK Subsidiaries only) it is tax other than corporation tax that arises in consequence of an Event in the ordinary course of business of the Company since the Accounts Date;
and for the purposes of this paragraph 2.1(c) the following Events shall not constitute Events in the ordinary course of business:

 (i) the acquisition, disposal or supply or deemed acquisition, disposal or supply of any goods, assets, services or business facilities of any kind for a consideration deemed for any Tax purposes to be different from that (if any) actually received, to the extent of that difference;

 (ii) the making of any distribution or deemed distribution or the creation, cancellation or reorganisation of any share or loan capital;

 (iii) the Company ceasing to be a member of a group for any Taxation purpose prior to Completion;

 (iv) the disposal and/or completion of the disposal of any capital asset since the Accounts Date and whether before or after Completion for an amount in excess of its value adopted and/or provided for in the Accounts and is a Taxation Liability in respect of actual as opposed to deemed income, profits or gains not exceeding such excess;

 (v)    any  Event  to  which  Part  XVII  ICTA  applies;  and

 (vi) any Event which gives rise to a Taxation Liability in respect of deemed (as opposed to actual) income, profits or gains.

(d) any Sellers' Relief is or becomes available (or is made available at no cost) to the Company to reduce and/or extinguish the Taxation Liability or breach;

(e) it arises in consequence of, or would have been reduced or eliminated but for:

 (i) any act or omission (other than at the express written request of the Relevant Seller or pursuant to the rights of the Relevant Seller under paragraph 6 or 7 of this part 1) of the Company or any member of the Buyer's Group after Completion otherwise than in the ordinary course of the business of such company and otherwise than pursuant to a legally binding obligation of such company in existence at Completion and which does not consist of communicating with any Taxation Authority (but only to the extent any such communication is required by Taxation Legislation) or where such action or omission is necessary to comply with generally accepted accounting principles of the jurisdiction in which the Company is incorporated in force at Completion;

 (ii)   the  Company  paying  an unusual or abnormal dividend after Completion;

 (iii) the Company ceasing to carry on any trade or business after Completion or effecting a major change after Completion in the nature or conduct of any trade or businesses carried on by it;

 (iv) the Company changing the date (other than at the express written request of the Relevant Seller or pursuant to the rights of the Relevant Seller under paragraph 6 or 7 or 8 of this part 1) to which it makes up its accounts or changing any of its accounting policies, bases or practices (including, without limitation, the treatment of timing differences for capital allowances purposes or otherwise and the bases on which the Company values its assets) in either case after Completion save where such change is required to comply with generally accepted accounting principles or applicable law (in each case, in the jurisdiction in which the Company is incorporated) and which is in force at the Accounts Date;

 (v) the Company disposing of any capital asset, or ceasing to be a member of a group for the purposes of any Taxation, after Completion;

 (vi) the failure (other than at the express written request of the Relevant Seller or pursuant to the rights of the Relevant Seller under paragraph 6 or 7 or 8 of this part 1 or where such failure is necessary to comply with generally accepted accounting principles of the jurisdiction in which the Company is incorporated in force at Completion) by the Company after Completion to make any claim, election, surrender or disclaimer or to give any notice or consent or to do any other thing, the making, giving or doing of which was permitted by law and which is taken in account:

   (A) in computing and so reducing any provision which appears in the Accounts (or eliminating any provision which would otherwise have appeared in the Accounts); or

   (B) in computing any right to repayment of Taxation which appears in the Accounts;

in each case which was disclosed by the Relevant Seller in sufficient time and detail to enable the claim, election, surrender or disclaimer to be made given or done, as the case may be, or the withdrawal or amendment by the Company after Completion (other than at the express written request of the Relevant Seller or pursuant to the rights of the Relevant Seller under paragraph 6 or 7 or 8 of this Part 1) of any such claim, election, surrender, disclaimer, notice or consent made by the Company prior to Completion save where such claim, election, surrender, disclaimer, notice or consent was not in accord with generally accepted accounting principles or applicable law in the jurisdiction in which the Company is incorporated;

 (vii) any claim, election, surrender, disclaimer, notice or consent made by the Company after Completion, the making or doing of which was not taken into account:

   (A) in computing and so reducing any provision which appears in the Accounts (or eliminating any provision which, would otherwise have appeared in the Accounts); or

   (B) in computing any right to repayment of Taxation which appears in the Accounts,

(other than at the express written request of the Relevant Seller or pursuant to the rights of the Relevant Seller under paragraph 6 or 7 or 8 of this Part 1 or save where such action or omission is necessary to comply with generally accepted accounting principles or applicable law, in each case of the jurisdiction in which the Company is incorporated in force at Completion);

 (viii) any failure by the Buyer or the Company to comply with its obligations under paragraph 6 (Appeals and conduct of claims) paragraph 7 (Taxation Computations) or paragraph 8 (Group Relief);

 (ix) any legislation or any change in the rate of any Taxation or any imposition of Taxation or change in the published practice of, or published concession operated by, any Taxation Authority or published change in interpretation of law in each case coming into effect after Completion;

 (x) the earning, receipt or accrual for any Taxation purpose of any actual income, profit or gain (and receipt of money in respect of the same) prior to the Accounts Date which is not recognised in the Accounts; or

(f) the Taxation Liability arises only in respect of income, profits or gains actually earned, received or accrued after Completion but deemed to be earned, accrued or received before Completion due to the time apportionment of income, profits or gains arising in the accounting period of the Company which is current at Completion;

(g) the Buyer has recovered damages or any other amount under this Agreement (whether for breach of warranty, under this schedule or otherwise) in respect of the same loss, liability, damage or Event or the Buyer or the Company have otherwise obtained reimbursement or restitution from any Seller.

3       MITIGATION  OF  LIABILITY

The Relevant Seller may, in particular but without limitation, by notice in writing to the Buyer avoid or reduce any liability which the Relevant Seller would, apart from this paragraph 3, have under part 2 or for breach of any Tax Warranty by surrendering or procuring the surrender to the Company of any Relief (including, without limitation, any Group Relief) (without the Buyer or the Company being liable to make any payment in consideration for such surrender) and the liability of the Relevant Seller under part 2 or for breach of any Tax Warranty shall be satisfied or avoided to the extent of the amount of Taxation which could be satisfied or avoided as a result of such surrender. The Buyer shall procure that the Company takes all such reasonable steps, including (without limitation) making and giving all such reasonable claims and consents as may be necessary to effect any such surrender.

4       OVER-PROVISIONS  AND  RELIEFS

4.1 The Buyer shall at the request of the Relevant Seller require the auditors of the Company (THE AUDITORS) to determine (as experts and not as arbitrators and at the expense of the Relevant Seller) whether:

(a) any provision in the Accounts for Taxation or for payment for the surrender of any Relief has proved to be an over-provision and if so its amount; or



(b) any right to a repayment of Taxation treated as an asset in the Accounts has proved to be understated and if so its amount or, where no right to repayment of Taxation was treated as an asset in the Accounts, whether any such amount should have been treated as an asset in the Accounts and if so the amount; and

if the Auditors determine that there has proved to be any such over-provision or understatement, the amount of such over-provision or understatement (as the case may be) shall be dealt with in accordance with paragraph 4.3.

4.2 The Buyer shall at the request of the Relevant Seller require the Auditors to determine (as experts and not as arbitrators and at the expense of the Relevant Seller) whether any Taxation Liability (or the Event giving rise to such Taxation Liability or the discharge of it) which has resulted in any sum having been paid by any Seller under part 2 or for breach of any Tax Warranty has given rise to a Relief (or would give rise to a Relief assuming that all reasonable steps are taken to obtain such Relief) which would not otherwise have arisen, and:

(a) a liability of the Company to make an actual payment or increased payment of Taxation (save where such liability is a liability of the Relevant Seller under this schedule) has been satisfied or avoided in whole or in part by the use of that Relief; or

(b) a right to a repayment of Taxation has arisen as a result of the use of that Relief;
and, if the Auditors so determine, the amount by which that liability has been satisfied or avoided or an amount equal to the amount of that repayment (as the case may be) shall be dealt with in accordance with paragraph 4.3.

4.3     Subject  to  paragraph  4.4 below, it is provided under paragraph 4.1 or
4.2  that  any amount is to be dealt with in accordance with this paragraph 4.3:

(a) the amount shall first be set off against any payment then due from the Relevant Seller under part 2 or for breach of any Tax Warranty; and

(b) to the extent there is an excess, that excess shall be carried forward and set off against any future payment which becomes due from a Relevant Seller under part 2 or for breach of any Tax Warranty.

4.4 Paragraph 4.3 shall not apply unless and until the aggregate of the amounts determined pursuant to paragraphs 4.1 and 4.2 to be dealt with under paragraph 4.3 exceed GBP 150,000, at which point paragraph 4.3 shall apply in respect of the whole of such amounts and not merely the excess.

4.5     Where  such  determination  by the Auditors as is mentioned in paragraph
4.1 or 4.2 has been made, the Relevant Seller or the Buyer may request the Auditors to review such determination (at the expense of the person making the request) in the light of all relevant circumstances, including any facts which have become known only since such determination, and to determine whether such determination remains correct or whether, in the light of those circumstances, the amount that was the subject of such determination should be amended. In making any determination as to the amount of any Relief which might be available to a Relevant Seller under paragraph 4.2, the Auditors shall not include any Relief to the extent to which it has already been reflected in calculating the amount of any damages paid by the Relevant Seller in respect of any breach of a Tax Warranty.

4.6 If the Auditors determine under paragraph 4.5 that an amount previously determined should be amended, that amended amount shall be substituted for the purposes of paragraph 4.1 or 4.2, as the case may be, in place of the amount originally determined and such adjusting payment (if any) as may be required by virtue of such substitution shall forthwith be made by the Relevant Seller to the Buyer or, as the case may be, by the Buyer to the Relevant Seller.

5       RECOVERY  FROM  THIRD  PARTIES

5.1 If the Relevant Seller has made, or is liable to make, a payment to the Buyer under part 2 or for breach of any Tax Warranty and the Company is entitled to recover from any third party (including any Taxation Authority) any sum in consequence of any Event to which the payment made by, or liability of, the Relevant Seller relates under this schedule the Buyer shall and shall procure that the Company shall (at the cost of the Relevant Seller) use all reasonable endeavours (requested by the Relevant Seller) to effect such recovery.

5.2     The  Buyer  covenants  with  the  Relevant Seller to pay to the Relevant
Seller  an  amount  equal  to the lesser of any sum referred to in paragraph 5.1
(including any interest or repayment supplement) which the Company actually recovers and the amount paid by the Relevant Seller to the Buyer in respect of the Taxation Liability in question, less any costs, fees or expenses (including any additional Tax Liability which the Buyer actually suffers as a result of the receipt of any such amount as is referred to in paragraph 5.1) incurred by the Buyer in respect of the matter in question within five Business Days of recovering such sums.

6       APPEALS  AND  CONDUCT  OF  CLAIMS

6.1 If the Buyer or the Company (or any of their officers, employees, servants or agents) becomes aware of a Claim, the Buyer shall or shall procure that the Company shall as soon as reasonably practicable give written notice of the Claim to the Relevant Seller (provided always that the service of such notice shall not constitute a condition precedent to the liability of the Relevant Seller) and, in any event, where a statutory or other time limit is applicable for responding to or appealing against the Claim or to any assessment, notice, demand or other document issued (or deemed to be issued) or action taken which constitutes the Claim, the Buyer shall give written notice of the Claim to the Relevant Seller at least 15 days prior to the expiry of such time limit. Such written notice shall (if reasonably possible) include an estimate of the Relevant Seller's liability under this schedule and/or for breach of any Tax Warranty in respect of such Claim, the basis of calculation of that estimate and such details of the Claim as are then available to the Buyer or the Company.

6.2 The Buyer shall, and shall procure that the Company shall, take such action to appeal, protest against, mitigate, reduce, avoid, dispute, resist or compromise the Claim and make available such documents, information and assistance in connection with the Claim as the Relevant Seller may by written notice reasonably request provided the Relevant Seller shall indemnify the Buyer and the Company against all reasonable costs and expenses which the Buyer or the Company incurs as a result of taking such action or providing such information and assistance.

6.3 The Relevant Seller may elect to have any action referred to in paragraph 6.2 conducted by professional advisers acting in the name of the Company (at the cost and expense of the Relevant Seller) but reporting to and taking instructions from the Relevant Seller in which event the provisions of paragraph 6.4 shall apply.

6.4     The  Relevant  Seller  hereby  undertakes  to  the  Buyer  to:

(a) obtain the prior written approval of the Buyer (not to be unreasonably withheld or delayed) to the professional advisers to be appointed to act in connection with the action;

(b) keep the Buyer informed of all matters relating to the action and deliver to the Buyer copies of all material correspondence relating to the action;

(c) obtain the prior written approval of the Buyer (not to be unreasonably withheld or delayed) to the content and sending of written communications relating to the action to a Taxation Authority; and

(d) obtain the prior written approval of the Buyer (not to be unreasonably withheld or delayed) to:

 (i) the settlement or compromise of the Claim which is the subject of the action; and

 (ii) the agreement of any matter in the conduct of the action which is likely to affect the amount of the Claim or any future liability to Taxation of the Company.

6.5 The Buyer shall not be obliged to procure that the Company take any action under this clause which involves contesting any matter beyond the first appellate body (excluding the Taxation Authority which has or shall have made the Claim in question and the General and Special Commissioners) unless the Relevant Seller furnishes the Buyer with the written opinion of Counsel of at least five years call or, as the case may be, an advocate and solicitor (within the meaning of the Singapore Legal Profession Act (Cap 161), where the Company is incorporated in Singapore) who is experienced in the subject matter of the Claim to the effect that an appeal in respect of the matter in question has a reasonable prospect of being won.

6.6 If at any time the Relevant Seller has not exercised the election referred to in paragraph 6.3 but requests that the Buyer take, or procure that the Company take, any action referred to in paragraph 6.2, the provisions of paragraph 6.4 shall apply as if references to "Relevant Seller" are references to "Buyer" and reference to "Buyer" are references to "Relevant Seller".

7       TAXATION  COMPUTATIONS

7.1 Subject to complying with the provisions of paragraph 7.2 below, the Sellers or their duly authorised agents shall, at the cost and expense of the Company (up to the amount provided for the same in the Accounts with any excess at the expense of the Relevant Seller, save where such excess cost arises as result of any failure by the Buyer or the Company after Completion to comply with their obligations under this paragraph 7):

(a) prepare the corporation tax (or income tax in Singapore) returns and/or the trade tax on income returns of the Company for all accounting periods ending on or prior to the 31 March 2005 (the RELEVANT RETURNS) to the extent that the same shall not have been prepared before the date hereof; and


(b) prepare all documentation and deal with all matters (including correspondence) relating to the Relevant Returns.

7.2     The  Sellers  covenant  with  the  Buyer:

(a) to keep the Buyer and its duly authorised agents and the Company informed of all material matters relating to the submission, negotiation and agreement of the Relevant Returns;

(b) that no Relevant Returns nor any material correspondence or communication pertaining to the negotiations or agreement of the Relevant Returns shall be transmitted to any Taxation Authority without first being submitted to the Buyer and the Company or their duly authorised agents for their comments and approval (in each case, not to be unreasonably withheld or delayed) and that it shall incorporate all reasonable comments of the Relevant Seller.

7.3 In the event that the provisions of paragraph 7.2 have been complied with by the Sellers the Buyer shall procure that the Company shall cause the returns mentioned in paragraph 7.2 (and all claims, elections, disclaimers, surrenders and consents assumed to be made or given therein) to be authorised, signed and submitted to the appropriate Taxation Authority and generally do all such things as may be necessary to give effect to such returns, claims, elections, disclaimers, surrenders or consents.

7.4 The Buyer shall (if requested in writing by any of the Sellers) procure that the Company promptly makes or gives such returns, claims, elections, disclaimers, surrenders and consents in relation to Taxation which it was assumed would be made or given in computing any provision which appears in the Accounts (or in eliminating any provision which would have so appeared) or which relate to any Sellers' Relief, and generally does all such things as may be reasonably necessary to give effect to such returns, claims, elections, surrenders or consents.

7.5 The Buyer shall procure that the Company keeps the Sellers fully informed of its Taxation affairs in respect of the accounting period of the Company current at Completion and shall not submit any correspondence or submit or agree any return or computation for such period to any Taxation Authority without giving the Sellers a reasonable opportunity to make comments thereon and without incorporating all reasonable comments of the Sellers.

7.6 The Buyer shall provide, and shall procure that the Company provides, the Sellers with such documents, information and assistance (including, without limitation, access to books, accounts, records and personnel) as the Sellers may reasonably require in connection with their conduct of the Company's Taxation affairs pursuant to this paragraph 7.

7.7 If and to the extent there is any conflict between the provisions of this paragraph 7 and paragraph 6 above in respect of any Claim, the provisions of the latter shall rank in priority to the former.

7.8 Nothing in the preceding provisions of this paragraph 7 or in paragraph 8 shall oblige the Buyer to:

(a) do or omit to do or procure that the Company does or omits to do anything that is incompatible with either Taxation Legislation or generally accepted accounting principles in the jurisdiction in which the Company is incorporated; or

(b) procure that the Company surrenders any losses or other amounts eligible for surrender by Group Relief arising in respect of the accounting period of the Company current at Completion; or

(c) procure that the Company accepts the surrender for payment of any losses or other amounts eligible for surrender by Group Relief and if any of (a), (b) or (c) have been done before Completion or an agreement is in place before Completion obliging the Company to take any such steps, the Buyer may take any steps as are necessary to reverse that position.

8       GROUP  RELIEF

8.1 The Buyer acknowledges that trading losses and other amounts eligible for surrender by Group Relief by the Company arising in the period ended 31 March 2005 are to be surrendered for no payment to the Relevant Seller for the purpose of the Group Relief to the extent allowed by sections 402-413 ICTA provided that after such surrender the Company remains in a position of no corporation tax being due for such period. No correspondence concerning or computation implying the date when arrangements for the transfer of the Company to the Buyer came into existence or the amount of the trading losses available for the purpose of Group Relief shall be sent by the Buyer or any person acting on its behalf to any Taxation Authority without the prior written approval of the Relevant Seller (not to be unreasonably withhold or delayed).






8.2 The Buyer shall, and shall procure that the Company shall, take or procure to be taken all such further action and execute or procure the execution of all such further documents as the Sellers (or any of them) may reasonably request to give effect to any surrender pursuant to this paragraph 8, including, without limitation, entering into any claim, election, surrender, consent to surrender or any amendment to any such claim, election, surrender or consent to surrender.

8.3 Save with the prior written consent of the Sellers, the Buyer shall not, and shall procure that the Company shall not, take any action, or omit to take any action, to amend, withdraw or vary any surrender (whether final, provisional or otherwise) of any trading losses and other amounts eligible for surrender by Group Relief by the Company made by or to the Company, or agreed to be made by or to the Company, on or before Completion.

9       MISCELLANEOUS

9.1 Nothing in this Agreement shall in any way diminish the Buyer's or the Company's common law obligation to mitigate its loss.

10      BUYER'S  COVENANT

10.1 The Buyer covenants with each Relevant Seller to pay to that Relevant Seller an amount equal to any Actual Taxation Liability of that Relevant Seller or of any company which is under the control of that Relevant Seller at any time after Completion (and any reasonable costs and expenses incurred by the Relevant Seller or that company in relation to such Actual Taxation Liability or in making any successful claim under this paragraph 10.1), where such Actual Taxation Liability arises as a result of the failure by the Company to discharge after Completion an Actual Taxation Liability for which the Company is primarily liable and which is not within paragraph 1 of part 2.

10.2 If the Buyer becomes liable to make a payment under paragraph 10.1, the Buyer shall pay such amount in cleared immediately available funds on or before the later of the date five business days before that Actual Taxation Liability is finally due and payable and the date five Business Days after the date of written demand on the Buyer by the Relevant Seller.

11      JOINT  ELECTIONS

11.1 The Relevant Sellers and the Buyer agree that any chargeable realisation gain or any chargeable gain accruing to the Company under any of paragraphs 58 or 60 Schedule 29 of the FA 2002 or Section 179 of the TCGA which arises from entering into this Agreement, this Agreement being unconditional, performing any obligation under this Agreement or Completion shall be treated as accruing to the Relevant Seller or to such one or more other companies (other than the Company) which was a member of the same group of companies (for the purposes of paragraph 58 and 60 Schedule 29 of the FA 2002 or Section 179 of the TCGA (as appropriate)) as the Company immediately before this Agreement was entered into as the Relevant Seller nominates in writing (a NOMINATED COMPANY) and the Relevant Seller shall, and shall procure that each Nominated Company shall, enter into any claim or election under paragraph 66 Schedule 29 of the FA 2002 or Section 179A of the TCGA (as appropriate) required to give effect to this paragraph.

                           PART 2 - TAXATION COVENANT

1       COVENANT  BY  THE  RELEVANT  SELLER

1.1 Subject to the provisions of part 1 and (where stated) of schedule 8, the Relevant Seller hereby covenants with the Buyer to pay to the Buyer an amount equal to the Relevant Percentage of:

(a)     any  Actual  Taxation  Liability of the Company arising as a result of ;

 (i)    an  Event  occurring  on  or  before  Completion;  or

 (ii) any income, profits or gains earned, accrued or received on or before or in respect of any period ended on or before the date of Completion; or

 (iii) the failure by any Relevant Person at any time to pay any amount of Tax where the resulting liability is a liability under Section 767A or 767AA ICTA or Section 189, 190 or 191 Taxation of Chargeable Gains Act 1992 or section 43 Value Added Tax Act 1994 or section 132 Finance Act 1988 and/or any comparable legislation in Germany, Italy, Singapore, Denmark or the United States of America;

(b)     any  Deemed  Taxation  Liability;

(c) any reasonable costs, fees and expenses reasonably incurred by the Buyer or the Company in relation to any Actual Taxation Liability within paragraph 1.1(a) or any Deemed Taxation Liability within paragraph 1.1(b) or in successfully taking any action under this part 2.

2       COVENANT  BY  THE  RELEVANT  SELLER

2.1     If the Relevant Seller is or becomes liable to make a payment under this part  2  in  respect  of:

(a) an Actual Taxation Liability, the Relevant Seller shall pay such amount on or before the date five Business Days after the date of written notice from the Buyer to the Relevant Seller of the amount which the Relevant Seller is required to pay and requesting payment or, if later, the date five Business Days before the date on which the Actual Taxation Liability in question is due for payment;

(b) a Deemed Taxation Liability, the Relevant Seller shall pay such amount five Business Days after the date of written notice from the Buyer to the Relevant Seller of the amount which the Relevant Seller is required to pay and requesting payment, and:

 (i) in the case of a Set Off Liability, the date on which the Actual Taxation Liability referred to in the definition of that term would otherwise have become due for payment;

 (ii) in the case of an Unavailable Relief Liability, 2 business days before the date on which the Actual Taxation Liability referred to in the definition of that term is actually due for payment; or

 (iii) in the case of an Unavailable Repayment Liability, the date on which the repayment of Taxation would have been made but for that unavailability; or

(c)     any  amount  within  paragraph 1.1(c) the Buyer will notify the Relevant
Seller in writing of such amount specifying details of the services for which those costs, fees and expenses were incurred and the circumstances in which they were obtained and the Relevant Seller shall pay such amount on or before the date five Business Days after the date of such notice.

3       TAX  ON  PAYMENTS  BY  RELEVANT  SELLER

3.1 Save only as may be required by law, all sums payable by the Relevant Seller under this schedule shall be paid free and clear of any deductions or withholding. If any deductions or withholdings are required by law to be made from any payment under this schedule, the Relevant Seller shall pay such sum as will, after the deduction or withholdings has been made, leave the Buyer with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

3.2 If any amount paid to the Buyer under this part 2 is subject to Taxation, the Relevant Seller covenants to pay to the Buyer such further sum as will ensure that the Buyer receives and retains a net amount (after taking into account such Taxation) equal to the full amount which it would have received and retained had the payment in question not been subject to Taxation, provided that the Relevant Seller shall not be obliged to pay such additional amount if the payment received by the Buyer is subject to Taxation as a result of any action or omission by the Buyer and/or the Company and/or any member of the Buyer's Group (at any time), after Completion which causes the payment to fall outside the scope of the Inland Revenue's Extra Statutory Concession D33 or otherwise become subject to Taxation or as a result of the Buyer not being resident in the UK for UK tax purposes.

                          PART 3 - TAXATION WARRANTIES

1       POST  ACCOUNTS  DATE

1.1     Within  the  last  three  years:

(a) the Company has not paid any Taxation after its due date for payment and is not liable for any Taxation the due date for payment of which has passed;

(b) the Company has not declared or paid any dividend or made any other distribution for the purposes of any Taxation.

2       COMPLIANCE

2.1 There is no dispute between the Company and any Taxation Authority, the Company is not the subject of an investigation, audit or review by any Taxation
Authority and as far as the Relevant Seller is/are aware there are no facts which are likely to give rise to any such dispute, investigation, audit or review.

2.2 The Company is not and has not at any time within the three years prior to the date hereof been liable to pay any penalty, fine, surcharge, interest or similar amount in relation to Taxation in excess of GBP 5,000 (or equivalent in other currencies) and as far as the Relevant Seller is aware there are no facts which are likely to cause it to become liable to pay any such penalty, fine, surcharge, interest or similar amount.

2.3 Within the last three years, the Company has duly and punctually complied with all its obligations to deduct Taxation from payments made by it and to account for such Taxation to any Taxation Authority.

2.4 Within the last three years, all accounts, computations notices and returns required to be made or submitted by the Company to any Taxation
Authority and all notices and information required to be given by the Company to any Taxation Authority have been properly and duly prepared and made, submitted or given by the Company within any specified time limits and were, when made, up to date and correct in all material respects.

2.5 The Company has preserved and retained in its possession (to the extent required by law) complete and accurate records relating to its Taxation affairs.

2.6 There are set out in the Disclosure Letter details of quarterly payments of corporation tax made on account and, so far as the Sellers are aware, those payments were when made and remain for the correct amount.

3       CLOSE  COMPANIES

The  Company  is  not  and  has  never  been a close company within the terms of section  414  ICTA.

4       DISTRIBUTIONS  AND  PAYMENTS

4.1 No distribution (for the purposes of any Taxation) has been made by the Company during the six years ended on the Accounts Date (except as provided in the Accounts).

4.2 The Company has not at any time within the last three years made or received or been involved in any distribution pursuant to a demerger or reconstruction.

4.3 The Company has not at any time within the last three years received a capital distribution either in cash or in specie.

4.4     The  Company  has  not  on  or  after  6  April  1965:

(a) repaid, redeemed or purchased or agreed to repay, redeem or purchase any of its share capital; or

(b) capitalised or agreed to capitalise in the form of shares or debentures, any profits or reserves of any class or description, or otherwise issued or agreed to issue share capital otherwise than for new consideration.

5       EMPLOYEE  BENEFITS

5.1 The Disclosure Letter contains full details of all long-term incentive plans, share option schemes and profit sharing schemes established by the Company whether or not approved by any relevant Taxation Authority.

5.2 So far as the Relevant Seller is aware, none of the consideration for the sale of the Sale Shares to the Buyer will be treated as income in respect of which PAYE and/or National Insurance will have to be accounted (whether by the Buyer, the Company or any other person).

5.3     No  employee  or officer (or former employee of officer) of the Company:

(a)   has  since the Accounts Date exercised or surrendered any share options;or

(b) at the date of this Agreement holds any unexercised share options, the future exercise or surrender of which may result in a liability for the Buyer, the Company or any other person to account for PAYE and/or National Insurance.

6       GROUP  TRANSACTIONS

6.1 Details of all claims and surrenders and agreements and arrangements, relating to the claim or surrender by the Company of any Relief to or by any member of the Sellers' Group within the last three years are set out in the Disclosure Letter. The Company is not liable to make any payment for any Relief surrendered to it and there are no amounts due or which may become due to the Company in respect of the surrender of any Relief.

6.2     The  Company  has  not  at  any  time  in  the  last  six  years:

(a) acquired any asset from any company which at the time of the acquisition was a member of the same group of companies;

(b) acquired an asset as trading stock from a member of the same group where the asset did not form part of the trading stock of any trade carried on by the other member, or disposed or an asset which formed part of the trading stock of any trade carried on by the Company to another member of the same group which acquired the asset otherwise than as trading stock of a trade carried on by the other member;

(c) ceased to be a member of a group of companies in such circumstances that a profit or gain was deemed to accrue to the Company and neither the execution of this Agreement, this Agreement becoming unconditional or Completion will result in any profit or gain being deemed to accrue to the Company for any Taxation purpose

7       RESIDENCE  AND  OFFSHORE  INTERESTS

7.1 The Company is and has at all times been resident for Taxation purposes in, and only in, the jurisdiction in which it was incorporated and is not and has never been treated as resident anywhere else at any time since its incorporation and will be so resident at Completion. For the avoidance of doubt, references to residence in this paragraph shall be construed as references to residence as determined by the local law of the jurisdiction in which it was incorporated and not (unless required by the relevant local law) by reference to the provisions of any relevant double taxation agreement, treaty or convention or as having a branch or permanent establishment in any other jurisdiction for any Taxation purpose (including under any double taxation treaty or agreement).

7.2 The Company is not liable for any Taxation as the agent or Tax representative of any other person or business and does not constitute a permanent establishment of any other person, business or enterprise for any Taxation purposes.

7.3 The Company does not have and has never had a branch, agency or permanent establishment in and is not liable to any Taxation in, any other jurisdiction other than that in which it was incorporated.

8       CHARGES  ETC

8.1 There is no outstanding charge imposed by any Taxation Authority over any asset of the Company or over any of the Sale Shares and there are no circumstances in which such a charge could arise.

8.2     There  are  in  existence  no  circumstances  by virtue of which any Tax
Authority could impose a charge over any asset of the Company or over any of the Sale Shares.

8.3     The  Company  has  not  received  any  asset  by  way  of  gift.

9       VAT

9.1 The Company is a taxable person and is duly registered for the purposes of value added tax or any equivalent turnover or sales tax or goods and services tax (VAT). Such registration is not subject to any conditions imposed by or agreed with a relevant Taxation Authority.

9.2 Within the last three years the Company has complied in all material respects with relevant law relating to VAT and all orders, provisions, directions or other conditions made or imposed thereunder or under any other law relating to VAT and all VAT filings of the Company are up to date and the Company has in all other respects complied with the VAT legislation and all regulations, notices, orders, provisions, directions and conditions relating to VAT.

9.3 The Company has not within the two years ending on the date of this Agreement been served with any penalty liability notice or any surcharge liability notice or been issued with any written warning in relation to VAT and the Company is not in arrears with any payments or returns under such legislation or liable to any abnormal or non-routine payment or any forfeiture, penalty, interest or surcharge or to the operation of any penal, interest or surcharge provisions contained in such legislation.

9.4 The Company has not been required to give security for the purposes of VAT.

9.5 The Company has not registered for VAT purposes in any country other than that in which it is incorporated.

10      STAMP  DUTY  AND  STAMP  DUTY  RESERVE  TAX

10.1 All documents in the possession of the Company or to the production of which the Company is entitled or which confer any right or title upon the Company and which attract stamp or transfer duty in Germany, Italy, Singapore, Denmark, the United Kingdom, the United States of America or elsewhere, have been duly stamped.

11      LOAN  RELATIONSHIPS

11.1 No material liability to Taxation or a material non-trading deficit would arise from the loan relationships to which the Company is a party at Completion being repaid to the extent of the amounts shown in respect of such loan relationships in the books of the Company at the date of this Agreement.

12      CAPITAL  GAINS

12.1 The Company does not own any depreciating asset in respect of which a holdover gain may accrue pursuant to any Taxation Legislation.



13      AMORTISATION  AND  CAPITAL  ALLOWANCES

13.1 No Taxation in respect of any amortisation allowances or capital allowances, claimed or given would arise if any asset of the Company (or, where computations are made for amortisation purposes for pools of assets, all the assets in that pool) were to be realised for a consideration equal to the amount of its book value as shown or included in the Accounts (or, in the case of any asset acquired since the Accounts Date, for a consideration equal to the consideration given for the acquisition).

13.2 All necessary conditions for the availability of all amortisation allowances or capital allowances claimed by the Company have at all times been satisfied and remain satisfied in each case, in all material respects.

14      TRANSACTIONS  WITH  ASSOCIATED  PERSONS

14.1 The Company has not in the period of three years ending on the date of this Agreement been party to any non-arms length transaction.

15      ANTI-AVOIDANCE

15.1 The Company has not in the period of three years ending on the date of this Agreement, been party to or otherwise involved in any scheme or arrangement the main purpose or one of the main purposes of which was to avoid Taxation.

                                   SCHEDULE 4

                                   WARRANTIES
1       GENERAL

1.1     CONTENTS  OF  THIS  SCHEDULE  4

This  schedule  4  is  set  out  in  the  following  paragraphs:

1     General
2     Accounts
3     The  Business
4     Assets
5     Directors  and  employees
6     Pension  arrangements
7     Information  technology
8     Intellectual  property
9     Property  matters  and  interests  in  land
10    Environmental  Matters
11    Litigation,  disputes  and  investigations
12    Insurance
13    Compliance  and  regulatory
14    Constitutional  and  the  Sellers
15    Insolvency

1.2     COMPANY

Each  of  the  Warranties is given by each Seller only in respect of those Group
Companies as is set out in clause 5.1. Any reference in this schedule to COMPANY shall be deemed to be a reference to each such Group Company in respect of the Seller in question.

1.3     REFERENCES  TO  MATERIAL

Any reference in this schedule 4 to a matter or thing being MATERIAL means material in the context of the financial position of the Group taken as a whole.

2       ACCOUNTS

2.1     The  Accounts:

(a)     comply  with  all  applicable  statutory  requirements;

(b) comply with generally accepted accounting practice, policies and principles (including methods of valuation) in the jurisdiction in which the Group Company in question is incorporated;

(c) in the case of those Group Companies incorporated in England and Wales, give a true and fair view of:

 (i)    the  state  of  affairs  of  the  Company  as  at  the  Accounts  Date;

 (ii)   the  assets and liabilities of the Company as at the Accounts Date; and

 (iii) the profit or losses of the Company for the financial year ended on that date and in the case of the other Group Companies fairly reflect in all material respects the financial performance of those Group Companies for the financial year ended on the Accounts Date.


2.2     SPECIFIC  MATTERS  IN  THE  ACCOUNTS

The Accounts, by reference to the requirements of generally accepted accounting practice, policies and principles in the jurisdiction in which the Group Company in question is incorporated:

(a) do not, to an extent that is material, overstate the value of the assets of the Group as at the Accounts Date;

(b) include reasonable provision in all material respects for all known liabilities as at the Accounts Date;

(c) include reasonable provision in all material respects (or notes in accordance with generally accepted accounting practice) for all contingent liabilities as at the Accounts Date; and

(d) include reasonable provision in all material respects for all bad or doubtful debts as at the Accounts Date.

2.3     MANAGEMENT  ACCOUNTS

The management accounts of the Group for the period from 4 April 2005 to the Management Accounts Date (MANAGEMENT ACCOUNTS) (a copy of which is included at Documents 1.28 of the Data Room Documents, and which includes, for the avoidance of doubt, the separate management accounts of Autotype USA) have been prepared on a basis consistent with the management accounts of the Group for the corresponding period in the financial year of the Group ending on the Accounts
Date (a copy of which is included as Document 1.27 of the Data Room Documents) and having regard to their nature and intended use:

(a) have been prepared on a basis considered by the Sellers in good faith to be reasonable; and

(b) fairly reflect in all material respects the financial performance of the Group for the period to which they relate.

2.4     TRANSACTIONS  SINCE  THE  ACCOUNTS  DATE

Since  the  Accounts  Date:

(a)     the  Company  has  carried  on  business  in  the  ordinary  course;

(b) there has been no material adverse change in the financial position of the Group taken as a whole;

(c) the Company has not declared, paid or made any dividend or other distribution save for those details of which are set out in the Data Room
Documents;

(d)     the  Company  has  not  agreed  to  acquire  any  business;

(e) the Company has not ceased to deal with any customer or supplier which, in either of the two consecutive financial periods of the Company the second of which ends on the Accounts Date, accounted for 5 per cent or more of (for a customer) the sales made by the Group or (for a supplier) the goods or services supplied to the Group.

2.5     GUARANTEES

(a) No member of the Sellers' Group has given any Guarantee or created any other like obligation or given comfort in support of the Company which remains outstanding.

(b) The Company has not given any Guarantee or created any other like obligation or given comfort in support of any member of the Sellers' Group.

2.6     NO  FINDER'S  FEES  OR  BROKERAGE  PAYABLE  BY  THE  COMPANY
No-one is entitled to receive from the Company any finder's fee, brokerage or commission or other benefit in connection with the sale of the Sale Shares.

3       THE  BUSINESS

3.1     TERMS  OF  CONTRACTS  TO  WHICH  THE  COMPANY  IS  A  PARTY
The  Company  is  not  a  party  to  any  material contract or obligation which:

(a)     has been entered into otherwise than in the ordinary course of business;
or

(b) imposes any commitment on the Company to obtain or supply goods or services from or to any person and which cannot be terminated within 12 months from Completion.






3.2     OUTSTANDING  POWERS  OF  ATTORNEY

There are no powers of attorney which are still outstanding or effective to or in favour of any person to enter into any contract or commitment or to do anything on behalf of the Company other than those which have been granted to employees of the Company.

3.3     MATERIAL  CONTRACTS

The Data Room Documents contain or provide material details of each outstanding contract entered into by any member of the Group which:

(a)     is  a  Material  Contract;

(b)     restricts  it  from  carrying  on the Business in any part of the world;

(c) is a joint venture agreement under which it is to participate with any other person in any business; or

(d) is an agency or distributorship contract which cannot be terminated within 12 months from Completion, and no member of the Group is in material breach of any Material Contract and, so far as the Sellers are aware, no other party to any Material Contract or arrangement is in material breach of any such Material Contract.

3.4     BANK  ACCOUNTS  AND  BORROWINGS

(a) Details of all bank accounts maintained or used by any member of the Group (comprising, in each case, the name and address of the bank with whom the account is kept and the number and nature of the account) are included out in the Data Room Documents.

(b) The Data Room Documents includes the terms of each overdraft, loan and other similar financial facility available to any member of the Group.

(c) The total amount borrowed by each member of the Group does not exceed any limitation in its financial facilities or articles of association.

(d)     The  Company  has  not  factored  or  discounted  any  of  its  debts

(e) The Company has not given any guarantee or entered into any agreement for the postponement of debt (or regulating the priority of any security for debt) or for lien or set off, save, in any such case, by way of Relevant
Security  Interests  (as  defined  in  paragraph  4.3  below).

3.5     GRANTS  AND  ALLOWANCES

The Company has not received any grant, allowance, aid or subsidy in relation to the Business from any supranational, national or local authority or government agency during the last three years which is currently repayable as a result of any act or failure to act by the Company or which would be repayable as a result of the sale of the Sale Shares to the Buyer.

3.6     TRANSACTIONS  WITH  SHAREHOLDERS  OR  DIRECTORS  AND  OTHERS

(a) Except for bona fide contracts of employment with executive directors of the Company, no transactions, contracts or arrangements (including any loan or guarantee made or given by the Company) have been entered into during the 3 years prior to the date of this Agreement, or are otherwise currently in force, to which the Company is a party and in which a shareholder or director of the Company, or any person connected with a shareholder or director of the Company, has been materially interested whether directly or indirectly.

(b) No monies are owed by the Company to any director of the Company, or to the Sellers, or to any person connected with any such director of the Company or to the Sellers, or to any company or partnership in which any of those directors
(or the spouse of any such directors) of the Company or the Sellers are directly or indirectly interested other than as holders of listed securities.

(c) There are no debts currently owed to the Company by its directors or any of them or by the Sellers (or by a person connected with any such director or the Sellers) or by any company in which the directors of the Company or any of them or the Sellers (or any person connected with any of them) are materially directly or indirectly interested (other than as holders of listed securities).

3.7     BRIBES  ETC

No Company has given any unlawful or improper gifts or inducements, or any bribes, to any person.

3.8     MATERIAL  CUSTOMERS  AND  SUPPLIERS

In the three years preceding the date of this Agreement not more than ten per cent in value of purchases by the Group have been placed in any twelve month period with any one supplier, and not more than ten per cent in value of sales by the Group have been made in any twelve month period to any one customer.

3.9     STOCK

The value of the stock-in-trade of the Group as at the Management Accounts Date is in all material respects stated in the Management Accounts at the lower of cost and net realisable value.

3.10    DEBTORS

The Company's provisions (as stated in the Management Accounts) in respect of bad or doubtful debts are in all material respects reasonable having regard to the facts and circumstances of which the Sellers are aware, and are consistent with the past practice of the Company in that regard.

3.11    NORMALISED  WORKING  CAPITAL  STATEMENT

The information set out in the Normalised Working Capital Statement is in all material respects fairly and reasonably stated based on information extracted in good faith from the accounting records of the Group and prepared in accordance with the principal policies set out in part 6 of schedule 8.

4       ASSETS

4.1     CONDITION  OF  FIXED  ASSETS,  PLANT,  MACHINERY, VEHICLES AND EQUIPMENT

All material fixed assets, plant, machinery, vehicles and equipment owned or used by the Company are in working order.

4.2     RIGHT  TO  USE  ALL  ASSETS  NEEDED  TO  CARRY  ON  THE  BUSINESS

The Company owns or has the right to use all assets and rights that it uses to carry on the Business as at the date of this Agreement.

4.3     SECURITY  INTERESTS

Save for interests arising pursuant to leases (including finance leases) and any retention of title, rental, hire or hire purchase arrangements or any like arrangements arising in the ordinary course of business of the Company (RELEVANT
SECURITY INTERESTS), there are no outstanding debenture, mortgages, charges, liens or other security interests affecting any material asset of the Company.

5       DIRECTORS  AND  EMPLOYEES

5.1     DETAILS  OF  EMPLOYEES

There is contained within the Data Room Documents the following information, which is true and accurate in all material respects, in relation to each employee of the Company earning in excess of GBP 50,000 per annum or equivalent:

(a)     name  of  employee;

(b) emoluments (including any bonus or commission arrangements and any non-cash benefits);

(c)     date  of  commencement  of  employment;  and

(d)     notice  period  required  to  be  given by the Company and the employee.

5.2     CHANGES  SINCE  THE  ACCOUNTS  DATE

Since the Accounts Date, save for any increases in salary given as part of annual salary reviews, no material change has been made by the Company to the terms of employment of any of its employees.

Further, the Company is not engaged in any current negotiations for any increase in remuneration or benefits or material change in any other term of employment of any of the employees of the Company earning in excess of GBP 50,000 per annum or equivalent or other employees together numbering more than 20 in total nor are any such negotiations due to take place within 6 months of the date of this Agreement and the Company has not offered, nor has it received notice of any demand for, any such increase.

5.3     NO  DISPUTES  IN  RELATION  TO  EMPLOYEES

So far as the Sellers are aware, the Company is not involved in any dispute with any of its employees.

5.4     COLLECTIVE  AGREEMENTS

There is no collective bargaining agreement or other arrangement (whether binding or not) between the Company and any trade union or other body representing its employees.

5.5     SHARE  OPTIONS/INCENTIVE  PLANS

(a) The Company does not have any share incentive scheme, share option scheme or profit sharing bonus or other incentive scheme for any director, officer or employee.

(b) There are not in existence any employment contracts or other contracts with directors or employees of the Company which cannot be terminated by three months notice or less without giving rise to any right to claim damages or compensation (other than compensation under the Employment Rights Act 1996).

5.6     NOTICES  OF  TERMINATION

No employee of the Company earning in excess of GBP 50,000 per annum has given notice to terminate, or is under notice of termination of, his employment and the Sellers have received no notice that there are any grounds on which any such employee may give, or may be given, notice to terminate his employment with the Company for breach of the terms of that employment.

5.7     OBLIGATIONS  TO  EMPLOYEES

The  Company  has  in relation to each of its employees complied in all material respects  with  all  material  obligations  imposed  on  it  by:

(a) all enactments, rules, regulations, acts and codes of conduct and practice relevant to the relations between it and its employees or any trade union or employee representatives;

(b) all collective agreements, recognition agreements and customs and practices for the time being dealing with those relations or the conditions of employment of its employees;

(c) all relevant orders and awards made under any relevant enactment or code of conduct and practice affecting the conditions of service of its employees;

(d) all relevant recommendations made by the Advisory Conciliation and Arbitration Service, all decisions made in relation to employees of the Company by its Arbitration Panel and with all awards and declarations made by the Central Arbitration Committee and, in each case, of which it is aware;

(e)     all  orders,  judgments  and  decisions  of  any  court or tribunal; and

(f) all obligations imposed on it under the contracts or terms of employment of its employees, and has maintained in all material respects those records regarding the service and terms of employment of each of its employees which are required in order for the Company to comply with the material obligations referred to in paragraphs
(a)  to  (f)  above.

6       PENSION  ARRANGEMENTS

For the purpose of this paragraph 6 EMPLOYEES means Autotype UK's employees, directors, former employees and former directors.

6.1 Save for the Disclosed Scheme there is not and has not been in operation and no proposal has been announced to enter into or establish any agreement, arrangement, custom or practice (whether enforceable or not) for the provision of relevant benefits (as defined in section 612 ICTA but ignoring the exception in that definition) or sickness or disability benefits for any person to which Autotype UK is or has been or will be a party and Autotype UK has not contributed and is not and will not become under any obligation to contribute to any such agreement, arrangement, custom or practice and Autotype UK has not provided any such benefits on a voluntary basis.

6.2 All material details relating to the Disclosed Scheme have been supplied to the Buyer's Solicitors including:

(a)     all current trust deeds and rules governing or relating to the Disclosed
Scheme;

(b) all current and material booklets, announcements and other explanatory literature issued to the Employees who are members of the Disclosed Scheme and copies of letters or other documents relating to arrangements for individual members or groups of members;

(c) a list of all Employees who are members of the Disclosed Scheme together with all particulars of them necessary to establish the benefits payable or contingently payable to or in respect of them under the Disclosed Scheme;

(d)     a  list  of all Employees who will become eligible to join the Disclosed
Scheme  upon  the  satisfaction  of  any  conditions  of  eligibility.

6.3 No undertaking or assurance has been given by Autotype UK or the trustees of the Disclosed Scheme as to the continuance of the Disclosed Scheme or the continuance, increase or improvement of any benefit provided by the Disclosed Scheme.

6.4 There is no obligation to provide benefits under, or make contributions to, the Disclosed Scheme except as revealed in the Data Room Documents or any other documents provided to the Buyer.


6.5 All amounts that have become due to be paid to the Disclosed Scheme have been paid on their due date.

6.6     The Disclosed Scheme has been exempt approved for the purpose of Chapter
1 Part XIV ICTA since its commencement date and the Sellers are not aware of any circumstances, which will or which the Sellers are aware are likely to result in withdrawal of such approval.

6.7 No discretion or power has been exercised under the Disclosed Scheme in relation to the employees or former employees of Autotype UK to:

(a)     augment  any  benefits;

(b) admit to membership any person who was not automatically eligible for membership;

(c)     provide  any  benefit  that  would  not  otherwise  have  been provided;

(d)     pay  any  contribution  that  would  not  otherwise  have  been  paid.

6.8 The Disclosed Scheme does not hold any employer related investments as defined in section 40 Pensions Act 1995.

6.9 No payment has been or is proposed to be made from the Disclosed Scheme to Autotype UK.

6.10 So far as the Sellers are aware no employee or former employee of Autotype UK has made or threatened any claim (other than a routine claim for benefits) or complaint (including a complaint under the Disclosed Scheme's internal dispute resolution procedure or to the Pensions Ombudsman) against Autotype UK or against the trustees or administrator of the Disclosed Scheme or made any complaint or report to the Occupational Pensions Regulatory Authority in respect of any act, event or omission arising out of the Disclosed Scheme and so far as the Sellers are aware there are no circumstances which may give rise to any such claim, complaint or report being made.

6.11 The Disclosed Scheme is and has at all times been administered in all material respects in accordance with all applicable legislation and the general requirements of trust law and subject thereto in accordance with its governing provisions.

6.12 No employee or officers or former employees or officers of Autotype UK have been excluded from membership of the Disclosed Scheme in circumstances such that had their hours of employment been different they would not have been excluded.

6.13 All expenses relating to the Disclosed Scheme that have fallen due for payment have been paid and no expenses have been incurred in relation to the Disclosed Scheme for which payment has not fallen due.

6.14 Autotype UK has not participated in and does not have any liability in respect of any occupational pension scheme other than the Disclosed Scheme.

6.15 The Disclosed Scheme does not distinguish between male and female members in the provision of benefits relating to periods of pensionable service after 17 May 1990 and no adverse alteration has been made to benefits already accrued at the date of announcing changes designed to equalise benefits.

6.16 Since 30 August 1993 no employee has had his contract of employment transferred to Autotype UK from another employer in circumstances where the Transfer of Undertakings (Protection of Employment) Regulations 1981 applied to the transfer of his contract of employment.

6.17 Autotype UK has complied with its obligations under the Welfare Reform and Pensions Act 1999 in relation to the provision of access for employees to a stakeholder scheme (as defined in section 1 of that Act) including:

(a) undertaking the necessary consultation process with the employees in selecting the stakeholder scheme; and

(b)     designating  the  stakeholder  scheme
and so far as the Sellers are aware, there are no circumstances which could result in any penalty for failure to comply with that Act or regulations made under it becoming payable by Autotype UK.

6.18 Since 27 April 2004 Autotype UK has not been party to an act or a deliberate failure to act which may result in a contribution notice being imposed by the Pensions Regulator under section 38 of the Pensions Act 2004.

6.19 So far as the Sellers are aware, there are no circumstances which could result in any penalty under the Pensions Act 1995 being payable by Autotype UK.






7       INFORMATION  TECHNOLOGY

In  this  section  7:

DATA  SUBJECT  has  the  meaning  given  in  Data  Protection  Act  1998
IT  SYSTEMS  means any computer hardware, software, operating systems, firmware, networking equipment or other equipment which is reliant on microchip technology used  by  the  Company

PERSONAL  DATA  means  any data held by any Group Company which falls within the definition  of  "personal  data"  given from time to time in Data Protection Act
1998

PROCESS  and  PROCESSING have the respective meanings given to them from time to time  in  Data  Protection  Act  1998

7.1     DATA  PROTECTION

(a) The Company has not received a written notice from either the Information Commissioner (or previously the Data Protection Commissioner or Data
Protection Registrar), a data subject or other individual alleging non-compliance with the data protection principles or any other provisions of the Data Protection Acts 1984 and 1998 or from any other relevant data protection authority under any applicable law, nor has the Company received notice that there are any circumstances which will or are likely to give rise to the issue of any such notice.

(b) No copies of Personal Data will be retained after Completion by the Seller's Group except if, and then to the extent, required by any applicable law.

(c) The Company has maintained, for the last 3 years, and continues to maintain as at Completion, a valid, accurate (in all material respects) and up-to-date notification of the purposes for which it Processes Personal Data with The Office of the Information Commissioner.

7.2     COMPUTER  SOFTWARE  USED  BY  THE  COMPANY

(a) The Data Room Documents include details of all computer software used by the Company other than standard off the shelf packages generally available to the public (Standard Software), and no Standard Software used by the Company has been materially modified.

(b) The Company possesses all necessary licences with respect to its use of any computer software and no licence terms have been breached in any material respect.

7.3 The Data Room contains at Documents 8.1, 8.2, 8.3, 8.8, 8.9 and 8.10 details of the Company's procedures to ensure internal and external security of the IT Systems which have been established by the Company.

8       INTELLECTUAL  PROPERTY

8.1     DISCLOSURE  OF  INTELLECTUAL  PROPERTY  RIGHTS

Details of the Intellectual Property in respect of which the Company is, or has applied to be, registered as proprietor (the REGISTERED IPR) are included in the Data Room Documents.

8.2     REGISTERED  IPR  IN  FULL  FORCE  AND  EFFECT AND COMPANY IPR COMPLIANCE

(a) The Registered IPR is in full force and effect and not subject to any application for cancellation and is vested in and is legally and beneficially owned solely by the Company or licensed to the Company.

(b) All application, renewal and other official statutory fees payable by the Company prior to the date of this Agreement relating to the administration of the Registered IPR or for the protection or enforcement of the Registered IPR have been duly paid.

(c) The Company has complied in all material respects with all its obligations under any licence of the Company IPR and no such licence is or will become liable to termination in accordance with its terms due either to any breach by the Company or the transaction contemplated by this Agreement.

8.3     NO  DISPOSALS  OF  INTELLECTUAL  PROPERTY  SINCE  THE  ACCOUNTS  DATE

Since the Accounts Date, the Company has not sold or otherwise disposed of any material Intellectual Property owned or used by the Company.

8.4     DISPUTES  CONCERNING  COMPANY  IPR

The  Sellers  are  not  aware  of:

(a)     any  person  infringing  any  material  item  of  Company  IPR;


(b) any material item of Company IPR being the subject of a claim or opposition from any person as to title or validity; or

(c) any litigation or other proceedings (whether legal or administrative) involving any of the material Company IPR being pending or threatened (including any claim for revocation, amendment, opposition or rectification of any material
Company IPR, or any challenge to the Company's ownership or any other entitlement to use any material Company IPR due to non-payment of renewal fees or otherwise),

in  each  case  during  the  3  years  prior  to  Completion.

8.5     NO  INFRINGEMENT  OF  INTELLECTUAL  PROPERTY  OF  THIRD  PARTIES

So far as the Sellers are aware, the Company has not, during the 3 years prior to Completion, materially infringed the intellectual property rights of others in connection with the conduct of the ordinary business of the Company.

9     PROPERTY  MATTERS  AND  INTERESTS  IN  LAND

9.1 The Properties comprises all the premises used or occupied by the Company. The particulars of the Properties shown in schedule 5 are true and accurate in all material respects.

9.2 No notice of any breach of the material terms or conditions affecting the Properties has been received by a Seller and so far as the Sellers are aware there are no circumstances which would or might entitle any landlord to exercise any powers of entry or to take possession of any of the Properties or which would otherwise restrict or terminate the continued possession and quiet enjoyment of any of the Properties for the purposes of the business of the Company as presently carried on.

9.3 So far as the Sellers are aware there are no outstanding disputes of material importance with any person relating to the Properties or their use.

9.4 The Sellers do not own, use or occupy, or have any interest in, any land and/or buildings other than the Properties.

9.5 So far as the Sellers are aware, the replies to enquiries given by each Group Company to the Buyer or the Buyer's Solicitors in respect of the Properties (being Documents 12.23, 12.24 and 12.25 of the Data Room Documents) are true and accurate in all material respects and not misleading in any material respect.

10      ENVIRONMENTAL  MATTERS

10.1 Details of all material Environmental Licences held by the Company are included in the Data Room Documents.

10.2    The  Company  has  not  received  any  notification  that  any material
Environmental Licence it holds is or is likely to be modified, restricted or withdrawn or that any works or other upgrading or investment are or will be necessary to secure compliance with or to maintain any such Environmental
Licence.

10.3    The  Company  has  not  received  any written notification that further
Environmental Licences will be required under Environmental Law in order for it to continue its present business.

10.4 The Company has not in the last 3 years been threatened in writing with any investigation or enquiry by any organisation in connection with the Environment.

10.5    Each  Group  Company:

(a) complies and has at all times complied in all material respects with all Environmental Laws and Environmental Licences;

(b)     has  obtained  and maintained in all material respects all Environmental
Licences, and the Company has not been notified of any conditions, facts or circumstances which could lead to any material Environmental Licence being revoked, suspended, amended, varied, withdrawn or not renewed or which would prevent compliance with any Environmental Licence in any material respect; and

(c) is not and is not likely to be required by any Environmental Licence or any Environmental Law or as the result of any Environmental Claim to incur any expenditure which is material in the context of the Group as a whole, or to desist from taking any action which will or is likely to have a material adverse effect on the Group's financial position (taken as a whole).

11      LITIGATION,  DISPUTES  AND  INVESTIGATIONS

11.1 Apart from (if relevant) the collection of debts in the ordinary course of the Business, the Company is not engaged in any capacity in any :

(a)     disputes,  litigation,  arbitration,  prosecution;  or

(b) other legal proceedings before any statutory or Governmental body, department, board or agency and the Sellers are not aware of any such disputes, litigation, arbitration, prosecution or other legal proceedings being pending or threatened.

11.2 There is no outstanding judgement, order, decree, arbitral award or decision of any court, tribunal, arbitrator or governmental agency against the Company .

11.3 The Company has not received notification that any investigation or enquiry is being or has been conducted by any court, government body or regulatory authority in respect of its affairs and the Sellers are not aware of any circumstances which are likely to give rise to any such investigation or enquiry.

12      INSURANCE

12.1    DETAILS  OF  INSURANCE  COVER

Material particulars of all insurance policies maintained by the Company or in respect of which it has an insured interest and currently in force (POLICIES) are included in the Data Room Documents.

12.2    CLAIMS  MADE

Details of any claims made by the Company under any insurance policy in the last
3 years are included in the Data Room Documents (save for individual claims of a value not exceeding GBP 50,000 per claim). No claim (save for any claim) is outstanding and, so far as the Sellers are aware, no circumstances exist which will or are reasonably likely to give rise to a material claim under the Policies and which would require notification to any insurer.

12.3    COMPLIANCE

All requirements to purchase insurance required by statute or assumed under any material contract including those contained in any security document or lease have been complied with including any requirement to provide and/or retain evidence of such insurance. Material particulars of all employer liability and public liability policies maintained by the Company since 1 April 1999 are included in the Data Room Documents.

13      COMPLIANCE  AND  REGULATORY

13.1    LICENCES  REQUIRED  TO  CARRY  ON  THE  BUSINESS

The Company has obtained all governmental permits and licences required for or in connection with the carrying on of the Business in all material respects.
Such permits and licences are in full force and effect, and so far as the Sellers are aware there are no circumstances which indicate that any of such licences will or may be revoked.

13.2    REGISTERS,  MINUTE  BOOKS,  FILINGS  ETC

(a) All registers and minute books required by law to be kept by the Company have in all material respects been properly written up.

(b) All returns, particulars, resolutions and other documents required to be filed or delivered by the Company have been correctly and properly prepared and so filed or delivered.

(c) All the accounts, books, ledgers and other financial records of the Company are held or stored in means which are either under exclusive ownership and control of the Company, or are such that the Company otherwise has full rights to access such records, and such records comply, in all material respects, with all applicable laws.

13.3    COMPETITION

(a) So far as the Sellers are aware, the Sellers are not, nor have they been in the last 3 years, party to or concerned in any agreement, arrangement, understanding or concerted practice, or any other conduct or practice
(unilateral or otherwise) in relation to the Business which in any material respect:

 (i) contravenes the Competition Act 1998 or constitutes an offence under the Enterprise Act 2002;

 (ii) infringes Articles 81 or 82 of the EC Treaty or any other competition provision of that treaty or enacted under it, including any rule relating to state aid; or

 (iii) constitutes a breach of any relevant undertaking, order, assurance or other measure taken under the Enterprise Act 2002 or the Competition Act 1998.




(b) The Sellers have not received notice in relation to the Business of any outstanding prohibition, order, condition, undertaking, commitment, assurance or similar measure or obligation specifically imposed by or under any of the laws referred to in paragraph 13.3(a) above (as opposed to applying by reason of general application of any such laws).

(c) The Sellers have not received notification within the last 3 years of any enquiry or investigation, or any material request for information, notice or other communication (whether formal or informal, and whether or not in writing) in relation to the Business under any of the laws referred to in paragraph
13.3(a), nor do the Sellers have any reason to believe that any such action as mentioned in paragraph 13.3(b) will be taken in relation to the Business.

14      CONSTITUTIONAL  AND  THE  SELLERS

14.1    DETAILS  CONCERNING  THE  COMPANY

(a)     All  the information in schedule 1 is accurate in all material respects.

(b) The UK Shares constitute the entire issued fully paid share capital of Autotype UK and the USA Shares constitute the entire issued share capital of Autotype USA.

14.2    INTERESTS  OF  THE  COMPANY  IN  OTHER  ENTITIES

Save for its interests in the Subsidiaries and the Associated Undertaking the Company has no interest in the share capital of, or other investment in, any body corporate.

14.3    MEMORANDUM  AND  ARTICLES  OF  ASSOCIATION

A copy of the memorandum and articles of association (or equivalent document) of the Company is included in the Data Room Documents.

14.4    NO  SHARES  OR  LOAN  CAPITAL  OF  THE  COMPANY  UNDER  OPTION

No share or loan capital of the Company is now under option or is agreed or resolved conditionally or unconditionally to be created or issued or put under option.

14.5    THE  SELLERS'  ENTITLEMENT  TO  SELL  THE  SALE  SHARES

Each Seller is entitled to sell and transfer or procure the sale and transfer of the full legal and beneficial ownership in the Sale Shares being sold by it to the Buyer on the terms set out in this Agreement.

14.6    POWERS  AND  OBLIGATIONS  OF  THE  SELLERS

The execution and delivery of, and the performance by each Seller of its obligations under, and compliance with the provisions of, this Agreement and the other Transaction Documents will not:

(a) result in a violation of any provision of its memorandum or articles of association;

(b) result in a breach of, or constitute a default under, any instrument to which any of the Sellers is a Party or by which any of the Sellers is bound;

(c) result in a violation of any law or regulation in any jurisdiction having the force of law or of any order, judgement or decree of any court or governmental agency or agreement to which any of the Sellers is a party or by which any of the Sellers is bound;

(d) relieve any person from any material contractual obligation to the Company or enable any person to determine any such material contractual obligation or any material contractual right or benefit enjoyed by the Company, or to exercise any material contractual right against the Company;

(e) result in the creation, imposition, crystallisation or enforcement of any encumbrance on any of the Sale Shares or on any of the assets of the Company; or

(f) result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity.

15      INSOLVENCY

15.1 No order has been made and no resolution has been proposed or passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Company.

15.2 No administration order has been made in respect of the Company and no petition or other application to the court for such an order has been presented or made and no administrator has been appointed (or notice of intention so to appoint given) in respect of the Company.

15.3 No receiver (which expression shall include an administrative receiver) has been appointed, nor have the Sellers received notice that any such appointment is threatened, in respect of the Company or in respect of all or any material part of its assets.

15.4    No  voluntary  arrangement has been proposed under section 1 Insolvency
Act  1986  in  respect  of  the  Company.

15.5 No distress, execution or other process has been levied or threatened against the Company in respect of any asset of the Company.

15.6 No event analogous to any of the circumstances mentioned in the foregoing sub-paragraphs of this paragraph 15 has occurred in relation to the Company in any jurisdiction other than England.

                                   SCHEDULE 5

                                 THE PROPERTIES

                         PART 1 - FREEHOLD PROPERTIES

                                      NONE

                         PART 2 - LEASEHOLD PROPERTIES

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


    DESCRIPTION                     PROPRIETOR                DATE OF LEASE            PARTIES TO LEASE
-------------------------  ------------------------------  -------------------  ------------------------------
Premises at Grove Road,    Autotype International Limited    25 March 1992      Norcros Estates Limited (1)
Wantage,                                                                        Autotype International Limited (2)
Oxfordshire,                                                                    Norcros plc (3)
England
-------------------------  ------------------------------  -------------------  ------------------------------
Unit 124 Milton Park,      Autotype International Limited    8 August 1988      Lansdown Estates Group Limited (1)
Abingdon,                                                                       Norcros Estates Limited (2)
Oxfordshire,
England
-------------------------  ------------------------------  -------------------  ------------------------------
Premises adjacent to and   Autotype International Limited    24 November 1989   Lansdown Estates Group Limited (1)
forming part of Unit 124                                                        Norcros Estates Limited (2)
Milton Park,
Abingdon,
Oxfordshire,
England
-------------------------  ------------------------------  -------------------  ------------------------------
Private Lot A14972         Autotype International (Asia)     4 September 1998   Jurong Town Corporation (1)
No. 20 Loyang Lane,         Pte Limited                                         Autotype International (Asia)
Mukim No. 31,                                                                     Pte Limited (2)
Changi,
Singapore
-------------------------  ------------------------------  -------------------  ------------------------------
2050 Hammond Drive,        Autotype Americas Inc             15 January 2002    The Manufacturers Life Insurance
Schaumburg,                                                                       Company (USA) (1)
Illinois,                                                                       Autotype Americas Inc (2)
60173,
USA
-------------------------  ------------------------------  -------------------  ------------------------------
Room 415,                  Singapore Autotype International  31 July 2003 to    Shanghai Lianzhi Technology &
Tower B Far East           (Asia) Pte Ltd Shanghai           31 July 2006         Development Co. Ltd (1)
International Plaza,       Representative Office                                Singapore Autotype International
No. 317 Xianxia Road,                                                             (Asia) Pte Ltd Shanghai
Shanghai,                                                                         Representative Office (2)
China
-------------------------  ------------------------------  -------------------  ------------------------------
Room 701,                  Singapore Autotype International  1 February 2002 to Zhang Diansheng (1)
No. 3 Eastern Manhattan,   (Asia) Pte Ltd Shanghai           31 January 2006    Singapore Autotype International
No. 168 Hongqiao Road,     Representative Office                                  (Asia) Pte Ltd Shanghai
Xuhui District,                                                                   Representative Office (2)
Shanghai,
China
-------------------------  ------------------------------  -------------------  ------------------------------
Hejreskovvej 22,           Claus Hjort Madsen                1 February 1989    Claus Hjort Madsen (1)
3490 Kvistgaard,                                                                Chemicals Products &
Denmark                                                                           Services A/S (2)
-------------------------  ------------------------------  -------------------  ------------------------------
Hejreskovvej 16 A,         Hejreskovvej 12 I/S               1 May 1990         Hejreskovvej 12 I/S (1)
3490 Kvistgaard,                                                                Chemicals Products &
Denmark                                                                           Services A/S (2)
-------------------------  ------------------------------  -------------------  ------------------------------
Hejreskovvej 16 B,         Hejreskovvej 12 I/S               1 January 1991     Hejreskovvej 12 I/S (1)
3490 Kvistgaard,                                                                Chemicals Products &
Denmark                                                                           Services A/S (2)
-------------------------  ------------------------------  -------------------  ------------------------------



                         PART 3 - LICENSED PROPERTIES

Unit  4,  61  Mill  Street,  Wantage  licensed  at GBP 6,300  per  annum


                                   SCHEDULE 6

                                    PENSIONS

1 Subject to paragraphs 2, 3, 4, 5 and 10 below, the Sellers shall indemnify Autotype UK against all actions, proceedings, costs, claims, damages, expenses, losses or liabilities incurred by Autotype UK, insofar as the same arise from or in connection with Autotype UK being liable for any deficiency pursuant to section 75 of the Pensions Act 1995 in relation to the Disclosed Scheme. This indemnity shall be enforceable by Autotype UK which shall be entitled to enforce this indemnity under the Contracts (Rights of Third Parties) Act 1999.

2 No claim under paragraph 1 above shall be brought against the Sellers, and Autotype UK shall not be entitled to make any recovery in respect of any such claim, unless notice in writing of such claim (setting out all material details known to Autotype UK in connection with the claim and, to the extent possible, an estimate of the quantum of such claim) has been given to the Sellers by Autotype UK by not later than the earlier of:

(a) 90 days from the date on which Autotype UK became aware that the trustees of the Disclosed Scheme were calculating a debt pursuant to section 75 of the Pensions Act 1995 in relation to the Disclosed Scheme; and

(b) 18 months from the Completion Date, but provided that no such notice shall be given before the date on which Autotype UK shall become aware that the Trustees of the Disclosed Scheme were calculating a debt pursuant to section 75 of the Pensions Act 1995 in relation to the Disclosed Scheme.

3 If Autotype UK gives any notice pursuant to paragraph 2, the Buyer shall, and shall ensure that each member of the Buyer's Group shall, allow the Sellers and each of their duly authorised representatives and professional advisers upon reasonable notice, and subject to their giving such undertakings as to confidentiality as Autotype UK may reasonably require, reasonable access during normal business hours for the purposes of the relevant matter to the premises and personnel of Autotype UK, and to any relevant records or information of Autotype UK and permit the Sellers and those representatives and advisers to make copies (at the Sellers' cost) of those records and information.

4 The Buyer shall procure that Autotype UK shall reimburse to the Sellers forthwith an amount equal to any sum paid by either of them in respect of any claim under paragraph 1 which is subsequently recovered by or paid to Autotype UK or any other member of the Buyer's Group by any other person in respect of the matter giving rise to such claim (less any reasonable third party costs and expenses (including reasonable legal expenses) incurred in making such recovery).

5 Where the Buyer or any other member of the Buyer's Group may be entitled (whether by reason of insurance or payment discount or otherwise) to recover from some other person any sum in respect of any damage or liability the subject of a claim under paragraph 1, then, whether before or after such Seller has made payment in respect of any such claim, the Buyer shall, if so required by either Seller, and subject to payment of any reasonable third party costs and expenses (including reasonable legal expenses) by such Seller, take, or (as the case may require) procure that the relevant member of the Buyer's Group (and the Buyer's officers or the officers of the relevant member of the Buyer's Group as applicable) take, all reasonable steps (whether by way of a claim against its insurers or otherwise) in relation to such claim as such Seller may reasonably require to enforce such recovery and shall keep such Seller informed to its reasonable satisfaction of the progress of any action taken.

6     The  Sellers  shall  use  their  reasonable endeavours to procure that the trustees  of  the  Disclosed  Scheme:

(a) procure that the actuary to the Disclosed Scheme provides as soon as practicable following Completion a certificate (CERTIFICATE) confirming the extent of the deficiency, if any, in the assets of the Disclosed Scheme pursuant to section 75 of the Pensions Act 1995 as at the Completion Date;

(b) notify Autotype UK in writing that they are calculating a debt pursuant to section 75 of the Pensions Act 1995; and
(c)     serve  the  Certificate  on  Autotype  UK.

7 Subject to paragraph 8 and 9 below, with a view to the Sellers having an opportunity to take such action as they deem necessary in order to reduce or extinguish the amount otherwise payable by the Sellers pursuant to paragraph 1 above, the Buyer hereby agrees to procure that:

(a) until the expiration of the period of 90 days commencing upon notice in writing being given by Autotype UK pursuant to paragraph 2 of a claim under paragraph 1 above (including, for the avoidance of doubt, before such notice is given), Autotype UK shall not make payment in respect of the whole or any part of any relevant deficiency unless required to do so by order of a court of competent jurisdiction; and

(b) it shall take or procure Autotype UK to take such action as the Sellers may reasonably request to appeal the order of the court of competent jurisdiction referred to in paragraph (a) above.

8 The Buyer's agreement, pursuant to paragraph 7 above, is conditional upon the trustees of the Disclosed Scheme agreeing that Autotype UK need not make any payment in respect of the whole or any part of the relevant deficiency before the expiration of the period referred to in paragraph 7 above.

9 The Sellers hereby agree that they will pay the reasonable third party costs and expenses (including reasonable legal expenses) incurred by the Buyer or Autotype UK arising in connection with the Buyer procuring performance of Autotype UK's obligations under paragraph 7 above.

10 A claim notified in accordance with paragraph 2 and not satisfied, settled or withdrawn is unenforceable against any Seller on expiry of the period of 9 months starting on the date on which Autotype UK is issued with a formal notification of a debt by the trustees of the Disclosed Scheme pursuant to section 75 of the Pensions Act 1995 unless proceedings in respect of such claim shall have been issued and validly served on such Seller within that 9 month period.

                                   SCHEDULE 7

                  PROVISIONS FOR THE PROTECTION OF THE SELLERS

1       INTERPRETATION

In  this  schedule  7,  unless  the  context  otherwise  requires:

CLAIMS means all and any Warranty Claims and claims against the Sellers or either of them under the Tax Covenant (provided that references to "CLAIMS" in paragraphs 6, 7.2, 8, 9, 10, 11, and 12 shall not include any claim under the Tax Covenant or the Tax Warranties to which claims the provisions of schedule 3
(TAX)  shall  apply)

DATA ROOM DOCUMENTS means those documents attached to and forming part of the Disclosure Letter

EXPENSES means reasonable third party costs and expenses (including reasonable legal expenses)

OFFICIAL REQUIREMENT means any enactment, ordinance, pact, decree, treaty, code, directive, order, notice or official published plan or policy with legal or actual force in any geographical area and/or over any class of persons

RELEVANT AUTHORITY means any person or authority (including any nation, national or local governmental or international organisation and any subdivision or agency or executive arm of any of them, any court of judicial officer or any securities exchange) with legal or de facto power to impose and/or enforce compliance with any Official Requirement

WARRANTY CLAIMS means subject to paragraph 7.1 and 17.1 of this schedule all and any claims against the Sellers (or either of them) under any of the Warranties, including any claim for breach of contract, misrepresentation or indemnification resulting from any breach of the Warranties and any and all claims against the Sellers (or either of them) under the indemnity in clause 12 of this Agreement

2       APPLICATION  OF  THIS  SCHEDULE

The provisions of this schedule apply notwithstanding and in priority to any other provision of this Agreement.

3       MAXIMUM  LIABILITY

The maximum liability of the Sellers in respect of all Warranty Claims and claims under the Tax Covenant shall not exceed 45% of the Purchase Price.

4       SMALL  CLAIMS  AND  THRESHOLD

4.1     Notwithstanding  any  other  provision  of  this  Agreement:

(a) no Warranty Claim shall be brought and the Buyer shall not be entitled to make any recovery in respect of that Warranty Claim if the amount in respect of which such Warranty Claim may properly be brought following application of the other provisions of this schedule would otherwise be less than GBP 50,000 (an EXCLUDED CLAIM);

(b) subject to paragraph 4.1(a), no other Warranty Claim shall be brought and the Buyer shall not be entitled to make any recovery in respect of that Warranty Claim unless the amount in respect of which such Warranty Claim may properly be brought following application of the other provisions of this Agreement when aggregated with any other Warranty Claims exceeds GBP 1,000,000 in which case the Buyer shall be able to claim for the whole amount and not merely the excess over GBP 1,000,000 only, but shall not, in any event, be entitled to claim for any Excluded Claim; and

(c) no Claim under the Tax Covenant shall be brought and the Buyer shall not be entitled to make any recovery in respect of such a Claim unless the amount in respect of which such Claim may properly be brought following application of the other provisions of this Agreement when aggregated with any other such Claims exceeds GBP 150,000 in which case the Buyer shall be able to claim for the whole amount and not merely the excess over GBP 150,000 only.

4.2 For the purpose of this paragraph 4, all Warranty Claims arising from the same act, omission or event (or from what might be reasonably considered to be a series of related act, omissions or events) shall be aggregated and shall be deemed to be a single Warranty Claim.

5       TIME  LIMITS

5.1 No Claim shall be brought against the Sellers and the Buyer shall not be entitled to make any recovery in respect of that Claim unless notice in writing of such Claim (setting out all material details known to the Buyer in connection with the Claim and, to the extent possible, an estimate of the quantum of such Claim) has been given to the Sellers by the Buyer by not later than the earlier of:

(a) in relation to a Warranty Claim, the period of 90 days from the date on which the Buyer became aware of facts which it is reasonably apparent could give rise to the Warranty Claim; and

(b)     either:

 (i) 7 years from the Completion Date in respect of any Warranty Claim under the Tax Warranties or any other claim under the Tax Covenant; and

 (ii)   18  months  from  the  Completion Date in respect of any other Warranty
Claim.

5.2 A Claim notified in accordance with paragraph 5.1 and not satisfied, settled or withdrawn is unenforceable against any Seller on the expiry of the period of 9 months starting on the day of notification of the Claim unless proceedings in respect of such Claim shall have been both issued and validly served on such Seller within that period, unless the resulting loss suffered or which may be suffered is contingent or unascertainable (in which case such Claim shall be unenforceable if legal proceedings have not been issued and validly served on the Seller in question within 9 months starting on the day on which such Claim ceases to be contingent or becomes ascertainable).

6       SELLERS'  RIGHTS  TO  INFORMATION

If the Buyer gives any notice pursuant to paragraph 5.1, the Buyer shall, and shall ensure that each member of the Buyer's Group shall, allow the Sellers and each of its duly authorised representatives and professional advisers upon reasonable notice, and subject to their giving such undertakings as to confidentiality as the Buyer may reasonably require, reasonable access during normal business hours for the purposes of the relevant matter to the premises and personnel of the Buyer and each Group Company, and to any relevant records or information of the Buyer or any Group Company and permit the Sellers and those representatives and advisers to make copies (at the Sellers' cost) of those records and information.

7       GENERAL  LIMITATIONS

7.1 The Sellers shall not have any liability in respect of any Warranty Claim and accordingly no Warranty Claim may be brought to the extent that :

(a) the subject matter of such Warranty Claim is fairly disclosed in the Disclosure Letter; or

(b) the subject matter of such Warranty Claim is provided or reserved for in the Accounts (either specifically, or as one of several items, matters or circumstances giving rise to an applicable provision or reserve in the Accounts).

For the purposes of paragraph 7.1(a), "Warranty Claim", shall not include any claim against the Sellers (or either of them) under the indemnity in clause 12 of this Agreement.

7.2 The Sellers shall not have any liability in respect of any Warranty Claim and accordingly no Warranty Claim may be brought to the extent that:



(a) the Buyer or any other member of the Buyer's Group actually receives indemnity against any loss or damage under the terms of any insurance policy for the time being in force in respect of the matter giving rise to the Claim;

(b)     the  Warranty  Claim  arises  as  a  result  of:

 (i) any voluntary act, omission, transaction or arrangement of the Buyer or the Buyer's Group at any time or of any Group Company after the date of this Agreement or any of their respective officers, agents or successors in title outside the ordinary course of the relevant company's business which is not pursuant to a legally binding obligation entered into on or before Completion and which the Buyer knew or reasonably ought to have known would give rise to a Warranty Claim;

 (ii)   any  asset  acquired  by  any  Group  Company  after  Completion;

 (iii)  the  disposal  by  any  Group  Company  of any asset after Completion;

 (iv) the passing of a resolution for the winding up of any Group Company after Completion;

 (v) any material change in the nature of the business of any Group Company (or in the manner of conducting it) after Completion;

 (vi)   any:
    (A) statutory or other binding or advisory legislative or regulatory provision not in force at the date of this Agreement; or

    (B) any  change  in  any such provision after the date of this Agreement; or

    (C) any publication or withdrawal of any decision of the Courts or any other relevant regulatory authority after the date of this Agreement altering the accepted interpretation of any such provision; or

    (D) the withdrawal after the date of this Agreement of any extra statutory or other concession previously made by or any change in practice of the Inland Revenue or other taxation or regulatory authority or any increase in the rates of Tax in force at Completion, except  (in  each  case)  as  announced  prior  to  the  date of this Agreement;

 (vii) any departure after Completion from the format, matter, bases, priorities and principles used in the preparation of the Accounts, save insofar as the same is necessary to comply with law or generally accepted accounting policies and principles; or

 (viii) any change on or after Completion of the accounting reference date of any Group Company;

(c) the loss or liability suffered or incurred by the Buyer to which the Warranty Claim relates is contingent or unascertainable (so that no Warranty Claim may be brought in respect of such loss or liability until such time as the Buyer shall have actually suffered the loss or incurred the liability in question, in which event the provisions set out in clause 5.2 in relation to such circumstances shall apply); or

(d) the loss or liability to which such Warranty Claim relates has been or is made good or otherwise compensated for at no expense to the Buyer.

8       SUBSEQUENT  RECOVERY  FROM  THIRD  PARTY

The Buyer shall reimburse to the Sellers forthwith an amount equal to any sum paid by it in respect of any Warranty Claim which is subsequently recovered by or paid to the Buyer or any other member of the Buyer's Group by any other person in respect of the matter giving rise to the Warranty Claim (less any Expenses incurred in making such recovery).

9       ASSIGNMENT  OF  CLAIM

Where having discharged any Warranty Claim, a Seller requests the assignment to it of any right of the Buyer or any other member of the Buyer's Group to make recovery in whole or in part from any third party, the Buyer will assign or procure the assignment to such Seller (subject to such Seller paying any associated Expenses) of such right and, if that right is not legally capable of effective assignment, will, subject to being indemnified to the reasonable satisfaction of the Buyer against any associated Expenses, seek to make recovery pursuant to any such right(s) on behalf of such Seller (provided that pursuing such right would not be materially detrimental to the ongoing business of the Group (taken as a whole) or the Group's relations with any material customers or material suppliers of the Group or any Relevant Authority) and pay over to such Seller all amounts recovered up to the amount of the relevant Warranty Claim previously discharged by it.





10      WARRANTY  CLAIMS  AGAINST  THIRD  PARTY

Where the Buyer or any other member of the Buyer's Group may be entitled (whether by reason of insurance or payment discount or otherwise) to recover from some other person any sum in respect of any damage or liability the subject of a Warranty Claim, then, whether before or after such Seller has made payment in respect of any Warranty Claim, the Buyer shall, if so required by either Seller, and subject to payment of any Expenses by such Seller, take, or (as the case may require) procure that the relevant member of the Buyer's Group (and the Buyer's officers or the officers of the relevant member of the Buyer's Group as applicable) take, all reasonable steps (whether by way of a claim against its insurers or otherwise) in relation to such Warranty Claim as such Seller may reasonably require to enforce such recovery and shall keep such Seller informed to its reasonable satisfaction of the progress of any action taken. Thereafter any Warranty Claim shall be limited (in addition to the limitations on the liability of the Sellers referred to in this schedule 7) to the amount by which the loss or damage suffered by the Buyer as a result of such breach shall exceed the amount (if any) so recovered.

11      CLAIMS  BY  THIRD  PARTY

If grounds for any Claim arise as a result of, or in connection with, a claim by, or alleged liability to, a third party (a THIRD PARTY CLAIM), the Third Party Claim shall not be compromised or settled without the consent of the Sellers (such consent not to be unreasonably withheld or delayed). If requested promptly in writing by either Seller and, subject to the Buyer being indemnified to its reasonable satisfaction by that Seller against all associated Expenses, the Buyer shall:

(a) take, and shall procure that each member of the Buyer's Group (and the Buyer's officers or the officers of the relevant member of the Buyer's Group, as applicable) take, all such action as such Seller may reasonably request to avoid, dispute, resist, appeal or compromise the Third Party Claim (provided that taking such action would not be materially detrimental to the ongoing business of the Group (taken as a whole) or the Group's relations with any material customers or material suppliers of the Group, or any Relevant Authority); and

(b) make available, and procure that each member of the Buyer's Group (and the Buyers officers or the officers of the relevant member of the Buyer's Group, as applicable) shall make available, to such Seller on request all information and reasonable assistance which is relevant for that purpose. The Sellers shall not use or disclose any such information for any other purpose.

12      DUTY  TO  MITIGATE

Nothing in this Agreement shall be deemed to relieve the Buyer from its common law duty to mitigate its loss.

13      NO  DOUBLE  CLAIM

Neither the Buyer nor any member of the Group shall be entitled to recover damages or any other amount in respect of any Claim (including any claim under the Tax Covenant) or otherwise obtain reimbursement or restitution more than once in respect of the same matter, loss or liability and for this purpose any payment by the Sellers under the Tax Covenant shall be deemed to satisfy any Warranty Claim in respect of the same matter and vice versa.

14      RESCISSION

14.1 No breach of any of the Warranties nor of any other provision of this Agreement by the Sellers shall entitle the Buyer to rescind or otherwise terminate this Agreement after Completion.

14.2 The provisions of this schedule 7 shall remain in full force and be fully applicable all circumstances and, in particular, shall not be discharged by any breach of this Agreement of any nature or by any determination or rescission by the Buyer of the whole or any part of this Agreement.

15      WARRANTIES  CONCERNING  CERTAIN  MATTERS

The  only  Warranties  given:

(a) in respect of Property are those contained in paragraph 9 of schedule 4 and each of the other Warranties shall be deemed not to be given in relation to Property;

(b) in respect of Intellectual Property are those contained in paragraph 8 of schedule 4 and each of the other Warranties shall be deemed not to be given in relation to Intellectual Property;

(c) in respect of Environmental Laws and Environmental Licences are those contained in paragraph 10 of schedule 4 and each of the other Warranties shall be deemed not to be given in relation to Environmental Laws and Environmental Licences;


(d) in respect of pensions are those contained in paragraph 6 of schedule 4 and each of the other Warranties shall be deemed not to be given in relation to pensions; and

(e) in respect of Tax are those contained in part 3 of schedule 3 and each of the other Warranties shall be deemed not to be given in relation to Tax provided always that nothing in this paragraph 15 shall prevent the Buyer from pursuing any claim arising from a breach of the Warranties set out in paragraphs 2.1, 2.2, 2.3, 2.4 or 11 of schedule 4 irrespective of the nature of the matters, facts or circumstances giving rise to such a claim.

16      TAX

16.1 Notwithstanding any other provision of this Agreement the Sellers shall have no liability in respect of any Claim which relates to Tax or any Deemed Tax Liability (as defined in part 1 of schedule 3) or the unavailability of any Relief (as defined part 1 of schedule 3) other than pursuant to the Tax Warranties and the Tax Covenant.

16.2 The provisions of paragraphs 2 (Exclusions and Limitations), 3 (Mitigation), 4 (Over-provisions and Reliefs), 5 (Recovery from third parties), 6 (Appeals), 9 (Miscellaneous) and 10 (Buyer's Covenant) of part 1 of schedule 3 (TAX PROVISIONS) shall apply to any claim against the relevant Seller under or in respect of any of the Tax Warranties as if expressly set out in this schedule 7 and if there is any conflict between any provision of this schedule 7 and any of the Tax Provisions insofar as the Tax Warranties (or the Tax Covenant) are concerned, the Tax Provisions shall apply in priority thereto.

17      BUYER'S  CONFIRMATION  AND  ACKNOWLEDGEMENT

17.1 The Buyer confirms and undertakes to the Sellers that as at the date of this Agreement it has no actual knowledge of any fact, matter or circumstance which it is aware may constitute a Warranty Claim and/or may give rise to a claim under the Tax Covenant. For the purposes of this paragraph 17.1 "Warranty Claim" shall not include any claim against the Sellers (or either of them) under the indemnity in clause 12 of this Agreement.

17.2 The Buyer agrees, acknowledges and undertakes that (in the absence of fraud) it has no rights against and shall not make any claim against any employee, director, agent, officer or adviser of any member of the Sellers' Group, or any Group Company, on whom it may have relied before agreeing to any term of this Agreement or any other agreement or document referred to herein or entering into this Agreement or any other agreement or document referred to herein including, without prejudice to the generality of the foregoing, any such persons as are named in clause 5.2 of this Agreement.

                                   SCHEDULE 8

           PREPARATION OF STATEMENTS FOR ADJUSTMENTS TO PURCHASE PRICE

                          PART 1 - GENERAL PROVISIONS

1       BASIS  OF  PREPARATION OF THE  COMPLETION  WORKING CAPITAL STATEMENT AND
FINAL EBITDA  STATEMENT

1.1 The Completion Working Capital Statement shall be prepared so as to show the determination of Completion Working Capital in the same format as the Normalised Working Capital Statement shows the determination of Normalised Working Capital (as set out in part 2 of this schedule). For the avoidance of doubt, the Completion Working Capital Statement shall show the Completion Working Capital calculated in such format at the Completion Date and shall not include any aggregation of such Completion Working Capital with any historic valuations for Working Capital to produce a normalised or averaged valuation.

1.2 The Final EBITDA Statement shall be prepared so as to show the determination of First Quarter EBITDA in the same format as the Interim EBITDA Statement shows the determination of Interim EBITDA (as set out in part 4 of this schedule).

1.3 Subject to paragraphs 1.4 to 1.6 below, the Completion Working Capital Statement and the Final EBITDA Statement shall be drawn up in accordance with the following principles:

(a) using the same accounting principles, policies, practices, valuation rules and procedures, methods and bases adopted by the Group in the preparation of the management accounts of the Group for the period from 5 April 2004 to the Management Accounts Date (and which for the avoidance of doubt includes the separate management accounts of Autotype USA) (2004/2005 MANAGEMENT ACCOUNTS) (the principal policies used in the preparation of the 2004/2005 Management
Accounts being set out in part 6 of this schedule ACCOUNTING POLICIES) and applied on a basis consistent with the preparation of the 2004/2005 Management Accounts;



(b) to the extent (but only to the extent) not covered by paragraph 1.3(a), using the same accounting principles, policies, practices, evaluation rules and procedures, methods and bases, adopted by the Group in the preparation of the Reconciled Group Accounts and applied on a basis consistent with the preparation of the Reconciled Group Accounts; and

(c) to the extent (but only to the extent) not covered by paragraph 1.3(a) or 1.3(b) in accordance with generally accepted accounting practice prevailing in the United Kingdom as at the Completion Date.

1.4 As the 2004/2005 Management Accounts consist of separate management accounts for Autotype USA on the one hand, and the other Group Companies on the other hand, but are not consolidated, the information derived in accordance with the principles stated in paragraph 1.3 above for each of the Group Companies shall be consolidated in accordance with the same principles and policies of consolidation as were adopted for the purposes of consolidating the Accounts to prepare the Reconciled Group Accounts, applied on a basis consistent with the preparation of the Reconciled Group Accounts, in order to produce the consolidated Completion Working Capital Statement and Final EBITDA Statement.

1.5 Any amounts not expressed in the accounting records of any relevant Group Company in Sterling:

(a) shall be presented in the Completion Working Capital Statement in Sterling by application of the Completion Exchange Rates to such amounts; and

(b) shall be presented in the Final EBITDA Statement in Sterling by application of foreign exchange rates which are derived from a source, and applied on a basis, which is consistent with the practice applied for such conversion when preparing the 2004/2005 Management Accounts.

1.6 For the avoidance of doubt, due recognition shall be included in the Final EBITDA Statement of the benefit of the Relevant Forward Foreign Exchange Contracts in accordance with the principles stated in paragraph 1.3(a) above.

2       PREPARATION  OF  THE  COMPLETION  WORKING  CAPITAL  STATEMENT

2.1 The Buyer shall prepare and serve on the Sellers a draft of the Completion Working Capital Statement (DRAFT WORKING CAPITAL STATEMENT) within 20 Business Days after the Completion Date.

2.2 REVIEW PERIOD: The Sellers may, within the period of 20 Business Days after service of the Draft Working Capital Statement on the Sellers in accordance with paragraph 2.1 (REVIEW PERIOD), notify the Buyer, in writing, of any adjustments they consider need to be made to the Draft Working Capital Statement in order for it to comply with paragraph 1 (together with the reasons for such adjustments).

2.3     AGREEMENT  AND  DEEMED  AGREEMENT:  If:

(a) the Sellers notify the Buyer during the Review Period that no adjustment needs to be made to the Draft Working Capital Statement; or

(b) the Sellers do not notify the Buyer during the Review Period of any proposed adjustment to the Draft Working Capital Statement, the Draft Working Capital Statement and the Completion Working Capital specified in it shall be the Completion Working Capital Statement and Completion Working Capital respectively for all purposes of this Agreement.

2.4 DISPUTE RESOLUTION: If the Sellers notify the Buyer during the Review Period that certain adjustments need to be made and:

(a) the Buyer and the Sellers agree, in writing, on the adjustments to be made to the Draft Working Capital Statement in order for it to comply with paragraph 1, they shall jointly incorporate such adjustments into the Draft Working Capital Statement and the Draft Working Capital Statement as so adjusted and the Completion Working Capital stated therein, shall be the Completion Working Capital Statement and Completion Working Capital for all purposes of this Agreement; or

(b) if the Sellers and the Buyer are unable to so agree within 10 Business Days then part 3 of this schedule shall apply.

3       PREPARATION OF THE ESTIMATED DEBT AMOUNT STATEMENT AND FINAL DEBT AMOUNT
STATEMENT

3.1 The Sellers shall on Completion deliver to the Buyer the Estimated Debt Amount Statement.

3.2 As soon as reasonably practicable, and in any event within 10 Business Days following Completion, the Buyer shall procure that the Group prepares and delivers to the Sellers the draft Final Debt Amount Statement (DRAFT FINAL DEBT AMOUNT STATEMENT), together with all relevant bank statements, financial records and other supporting documents (including bank reconciliations) from which such draft has been derived by the Buyer.


3.3 Within 10 Business Days of the delivery to the Sellers of the Draft Final Debt Amount Statement and the statements, records and the other supporting documents referred to in paragraph 3.2, the Sellers shall provide the Buyer with notice in writing (DISPUTE NOTICE) of any item or items it wishes to dispute together with the reasons for such dispute and a list of proposed adjustments. If, by the expiry of such period of 10 Business Days, no such notice is received by the Buyer, or the Sellers have notified the Buyer that there are no items they wish to dispute, the Draft Final Debt Amount Statement shall constitute the Final Debt Amount Statement for the purposes of this Agreement and the amounts therein specified as the UK Debt Amount and the USA Debt Amount (or UK Cash Amount and/or USA Cash Amount, as the case may be) shall constitute the UK Debt Amount and the USA Debt Amount (or UK Cash Amount and/or USA Cash Amount, as the case may be) for the purposes of this Agreement.

3.4 If a Dispute Notice is received by the Buyer, then the Sellers and the Buyer shall attempt to agree in writing the item or items disputed by the Sellers, and:

(a) if the Buyer and the Sellers agree, in writing, on all of the adjustments to be made to the Draft Final Debt Amount Statement, they shall jointly incorporate such adjustments into the Draft Final Debt Amount Statement and the Draft Final Debt Amount Statement as so adjusted, and the UK Debt Amount and the USA Debt Amount (or UK Cash Amount and/or USA Cash Amount, as the case may be) stated therein, shall constitute the UK Debt Amount and the USA Debt Amount (or UK Cash Amount and/or USA Cash Amount, as the case may be) for the purposes of this Agreement; or

(b) to the extent that any such adjustments are not agreed in writing between the Sellers and the Buyer then part 3 of this schedule shall apply.

4       PREPARATION  OF  THE  FINAL  EBITDA  STATEMENT

4.1     The  Buyer  shall  prepare and serve on the Sellers a draft of the Final
EBITDA Statement (DRAFT FINAL EBITDA STATEMENT) as soon as is reasonably practicable, and in any event, within 15 Business Days after the end of the First Quarter.

4.2 REVIEW PERIOD: The Sellers may notify the Buyer within the period of 15 Business Days after service of the Draft Final EBITDA Statement on such parties in accordance with paragraph 4.1 (REVIEW PERIOD), in writing, of any adjustments they consider need to be made to the Draft EBITDA Statement in order for it to comply with paragraph 1 (together with the reasons for such adjustments).

4.3     AGREEMENT  AND  DEEMED  AGREEMENT  IF  SELLERS MAKE NO ADJUSTMENTS:  If:

(a) the Sellers notify the Buyer during the Review Period, that no adjustment needs to be made to the Draft Final EBITDA Statement; or

(b) the Sellers do not make any notification during the Review Period pursuant to paragraph 4.2 of any proposed adjustment to the Draft Final EBITDA Statement, the Draft Final EBITDA Statement and the First Quarter EBITDA specified in it shall be the Final EBITDA Statement and the First Quarter EBITDA respectively for all purposes of this Agreement.

4.4 DISPUTE RESOLUTION: If the Sellers notify the Buyer during the Review Period, that certain adjustments need to be made and:

(a) the parties agree, in writing, on the adjustments to be made to the Draft Final EBITDA Statement in order for it to comply with paragraph 1, they shall jointly incorporate such adjustments into the Draft Final EBITDA Statement and the Draft Final EBITDA Statement as so adjusted and the First Quarter EBITDA stated therein, shall be the Final EBITDA Statement and First Quarter EBITDA for all purposes of this Agreement; or

(b) if the parties are unable to so agree within 10 Business Days then part 3 of this schedule shall apply.

5       CO-OPERATION  AND  ACCESS

5.1 Until the Final Debt Amount Statement, the Final EBITDA Statement and the Completion Working Capital Statement is each agreed or determined in accordance with this schedule, the Sellers and the Buyer shall each (at their own cost):

(a) maintain in their possession or under their control all books and records held by them (including, in the case of the Buyer, each member of the Group), which are relevant to the agreement or determination of the Final Debt Amount Statement, the Final EBITDA Statement and the Completion Working Capital Statement;

(b) give and procure that the other's accountants and employees, and (if relevant) the Expert, is given access at all reasonable times to all books and records which are in their respective possession or control (including, in the case of the Buyer, each member of the Group) and each party undertakes not to destroy or dispose of those books and records; and

(c) generally provide to the other's accountants and (if relevant) the Expert such information and assistance (including access to employees during normal business hours and on reasonable notice) as they may reasonably require in relation to the review, agreement or determination of the Final Debt Amount Statement, the Final EBITDA Statement and the Completion Working Capital Statement.

5.2 Without prejudice to the generality of paragraph 5.1 the Buyer shall provide to the Sellers:

(a)     weekly  sales  and  cash reports for each weekly period during the First
Quarter;

(b)     the  monthly  "snapshot"  report  for  each period in the First Quarter;

(c)     the  monthly  management  accounts  pack  for  each  period in the First
Quarter;  and

(d) the monthly board report pack for each period in the First Quarter, in each case in the same form, and within the same timescales, as such information has been provided by the Group to the Sellers during the 12 months prior to Completion.

5.3 In the event that any party or parties (a DEFAULTING PARTY) unreasonably withhold(s) or delay(s) access to any of the books, records, information or employees referred to in paragraphs 5.1 or 5.2 such that the other party or parties (a NON-DEFAULTING PARTY) is/are unable either (in the case of the Buyer) to prepare the Draft Working Capital Statement, Draft Final EBITDA Statement or Draft Final Debt Amount Statement (as the case may be) within the period specified in paragraphs 2,1, 3.2 or 4.1 (as applicable), or (in the case of the Sellers) to provide full details of all adjustments they consider necessary to the Draft Working Capital Statement, Draft Final EBITDA Statement or Draft Final Debt Amount Statement before the end of the Review Period as specified in paragraph 2.2 or 4.2, or the period specified in paragraph 3.3 (as the case may be), then the relevant period shall in any such case be extended for any such Non-defaulting Party (but not, for the avoidance of doubt, any Defaulting Party) as if such period commenced on the date on which such access is actually granted.


                        PART 2 - NORMALISED WORKING CAPITAL STATEMENT


AUTOTYPE GROUP (INCLUDING AUTOTYPE USA)

                                                                                     Year ended
Sterling                                 Average 12m to 31/3/054                   31 March 2005
                                                      Normalised             P12             P11        P10         P9         P8
                                                            '000            '000            '000       '000       '000       '000

Inventory (net) . . . . . . . . . . . .                    7,533           6,977           7,799      8,132      8,479      8,383
Debtors (net) . . . . . . . . . . . . .                    8,733           8,353           8,427      7,876      7,742      7,973
Creditors <1 year . . . . . . . . . . .                   (5,366)         (4,631)         (4,808)    (5,025)    (5,759)    (5,497)
Creditors >1 year . . . . . . . . . . .                        -               -               -          -          -          -
Capital Debtors . . . . . . . . . . . .                        8               -              22         30          -          -
Capital Creditors . . . . . . . . . . .                      (22)            (24)              -          -          -        (18)
                                         ------------------------  --------------  --------------  --------  ---------  ---------
TOTAL WORKING CAPITAL . . . . . . . . .                 10,886.3        10,675.0        11,440.0   11,013.0   10,462.0   10,841.0
                                         ========================  ==============  ==============  ========  =========  =========
Clariant Project2 . . . . . . . . . . .                   (117.8)              -           (77.0)     (95.0)         -          -
Bank Covenant Optimisation3 . . . . . .                    (98.7)         (210.0)              -          -          -          -
                                         ------------------------  --------------  --------------  --------  ---------  ---------
NORMALISED WORKING CAPITAL. . . . . . .                 10,669.8        10,465.0        11,363.0   10,918.0   10,462.0   10,841.0
                                         ========================  ==============  ==============  ========  =========  =========


AUTOTYPE GROUP (INCLUDING AUTOTYPE USA)

                                                                                                                      Year ended
                                                                                                                    31 March 2004
Sterling
  Normalised. . . . . . . . . . . . . .        P7         P6         P5         P4         P3         P2         P1        P12
                                             '000       '000       '000       '000       '000       '000       '000       '000

Inventory (net) . . . . . . . . . . . .     8,361      7,611      7,755      7,376      7,001      6,874      6,685      6,500
Debtors (net) . . . . . . . . . . . . .     8,316      8,570      9,219      9,311      9,326      9,162      9,366      9,888
Creditors <1 year . . . . . . . . . . .    (5,915)    (5,199)    (5,446)    (5,456)    (5,536)    (5,243)    (5,525)    (5,716)
Creditors >1 year . . . . . . . . . . .         -          -          -          -          -          -          -          -
Capital Debtors . . . . . . . . . . . .         -          7          -          -          -         15         33          -
Capital Creditors . . . . . . . . . . .       (34)         -       (151)       (26)        (3)         -          -        (35)
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
TOTAL WORKING CAPITAL . . . . . . . . .  10,728.0   10,989.0   11,377.0   11,205.0   10,788.0   10,808.0   10,559.0   10,637.0
                                         =========  =========  =========  =========  =========  =========  =========  =========
Clariant Project2 . . . . . . . . . . .         -          -     (251.0)    (112.0)         -     (153.0)    (441.0)    (402.0)
Bank Covenant Optimisation3 . . . . . .         -          -          -          -          -          -          -   (1,073.0)
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
NORMALISED WORKING CAPITAL. . . . . . .  10,728.0   10,989.0   11,126.0   11,093.0   10,788.0   10,655.0   10,118.0    9,162.0
                                         =========  =========  =========  =========  =========  =========  =========  =========


Notes
1.  The  data  on  this  schedule  is extracted from monthly Management Accounts ( form MR4 ) and monthly return for Autotype USA.
2.  Adjustment  to  eliminate  impact  of  Clariant  project  which  is  not  ongoing.
3.  Adjustment  to  reflect  Norcros  Group  instruction  to  pay  creditors earlier than the normal to optimise the Norcros Group cashflow/funding  covenant  which  is  calculated  on  a  rolling  12  month  basis.
4.  Average  of  13  periods  results.



                          PART 3 - DISPUTE RESOLUTION

1     If  paragraphs  2.4(b), 3.4(b) or 4.4(b) of part 1 apply, then any matters in dispute may be referred by any party for determination, on the basis set out in this part 3, to the Expert.

2     A  party  may  within  10  Business  Days  of  the  Expert being agreed or nominated (as the case may be) submit a letter to the Expert setting out the issues which it believes are in dispute, which letter shall also be delivered to the other party.

3 The Expert shall be requested to notify the Sellers and the Buyer, in writing, of his determination of any adjustments to be made to the Draft Final Debt Amount Statement, Draft Final EBITDA Statement or Draft Working Capital Statement (as the case may be) within 60 Business Days of written confirmation by the Expert of his acceptance of the appointment.

4 The Sellers and the Buyer shall each be entitled to make one submission on the matters referred for determination, by written submission delivered to the Expert and served on the other party, within 15 Business Days of written confirmation by the Expert of his acceptance of the appointment. Each party shall have the opportunity to respond in writing to the other party's submission within 15 Business Days of receipt of that submission. Each submission and response shall contain the relevant party's best estimate of the monetary amounts of the matters referred for determination and be accompanied by all relevant supporting documents.

5 The Expert may request further information from the Sellers and/or the Buyer at any time. The party (or parties, as the case may be) shall deliver such information within the time specified by the Expert, and shall supply a copy to the other party at the same time as it is delivered to the Expert.

6     Other  than  as  provided  in  this part 3, the Expert shall have power to determine the procedure to be followed in relation to his determination and the parties shall be bound by such procedures.

7 In making his determination, the Expert shall act as expert and not as arbitrator, and his decision as to any matter referred to him for determination shall, in the absence of manifest error or fraud, be final and binding in all respects on the parties and shall not be subject to question on any ground whatsoever.

8     The Expert shall have the right to employ such professional assistance and advice  as  he  may  require.

9 The fees and expenses of the Expert, and any other professional fees incurred by them, shall be borne and paid as he directs or, failing such direction, shall be shared equally between the Sellers (on the one hand) and the Buyer (on the other hand).

10 Within 5 Business Days of any written determination by the Expert pursuant to this schedule, the Sellers and the Buyer shall jointly incorporate in the Draft Final Debt Amount Statement, Draft Final EBITDA Statement or the Draft Working Capital Statement (as the case may be) the matters determined by the Expert, together with any adjustments which may have been agreed separately in writing between the Sellers and the Buyer, and shall date such adjusted Draft Final Debt Amount Statement, Draft Final EBITDA Statement or Draft Working Capital Statement (as the case may be) with the date on which such adjustments are made. The Draft Final Debt Amount Statement, Draft Final EBITDA Statement or Draft Working Capital Statement, as so amended, shall be the Final Debt Amount Statement, Final EBITDA Statement or the Completion Working Capital Statement (as the case may be) for all purposes of this Agreement.




                        PART  4  -  FORMAT  OF  INTERIM  EBITDA  STATEMENT


                                  UK   Americas   Rate  Americas   ASIA    Rate   ASIA    CPS    Rate   CPS    ITALY   Rate
                              GBP'000   US$'000        GBP'000   US$'000       GBP'000   DK'000      GBP'000    '000
                               ------   ------          ------   ------         ------   ------       ------   ------
                                                 1.8755                   1.8755                10.948                1.474
SALES
External Sales . . . .  Home    2,906    4,828           2,574    4,375          2,333    4,835          442
Export

Inter co sales . . . .          2,001                                                     1,897          173       47
                               ------   ------          ------   ------         ------   ------       ------   ------
SALES GROSS. . . . . .          4,907    4,828           2,574    4,375          2,333    6,732          615       47
Discounts & Rebates. .                                              -14             -7
                               ------   ------          ------   ------         ------   ------       ------   ------
TOTAL SALES NET. . . .          4,907    4,828           2,574    4,361          2,325    6,732          615       47
COST OF SALES. . . . .          3,449    3,413           1,820    3,374          1,799    4,204          384
                               ------   ------          ------   ------         ------   ------       ------   ------
GROSS MARGIN . . . . .          1,458    1,415             754      987            526    2,528          231       47

Distribution . . . . .  Payroll    65
                       Overhead   204       73              39       18             10      322           29
Warehouse. . . . . . .  Payroll    35       63              34       19             10
                       Overhead    52        5               3       26             14       26            2
Selling. . . . . . . .  Payroll   212      310             165      124             66      626           57       32
                       Overhead    56      135              72      127             68      349           32        6
Marketing. . . . . . .  Payroll    11
                       Overhead    61        9               5       36             19      208           19
Development. . . . . .  Payroll   151       90              48
                       Overhead    74       11               6
Administration . . . .  Payroll   166      181              97       45             24      526           48
                       Overhead   225      234             125       62             33      573           52        5
Exchange Gains/(Loss).           -173                                                       -27           -2
                               ------   ------          ------   ------         ------   ------       ------   ------
Total Overhead Expenses         1,139    1,111             592      457            244    2,603          238       43
                               ------   ------          ------   ------         ------   ------       ------   ------
EBIT . . . . . . . . .            319      304             162      530            283      -75           -7        4
Exceptional Items
Interest . . . . . . .             34       58              31       -3             -2       -5            0
                               ------   ------          ------   ------         ------   ------       ------   ------
PRE TAX PROFIT . . . .            285      246             131      533            284      -70           -6        4

Calculation of EBITDA
EBIT (as above). . . .            319      304             162      530            283      -75           -7        4
Add Depreciation . . .            295       53              28       19             10      245           22
EBITDA . . . . . . . .            614      357             190      549            293      170           16        4


                                ITALY    GERM    Rate    GERM     ADJMT    AUTO   US HOLD    Rate   US HOLD   TOTAL
                              GBP'000   DM'000         GBP'000     '000     GRP   US$'000           GBP'000    GRP
                               ------   ------          ------   ------   ------   ------           ------   ------
                                                1.474                                       1.8755
SALES
External Sales . . . .                      18              12             8,267                              8,267
Export

Inter co sales                     32                            -2,206        0
                               ------   ------          ------   ------   ------   ------           ------   ------
SALES GROSS. . . . . .             32       18              12   -2,206    8,267                              8,267

Discounts & Rebates                                                           -7                                 -7
                               ------   ------          ------   ------   ------   ------           ------   ------
TOTAL SALES NET. . . .             32       18              12   -2,206    8,260                              8,260

COST OF SALES. . . . .                      11               7   -2,193    5,266                              5,266
                               ------   ------          ------   ------   ------   ------           ------   ------
GROSS MARGIN . . . . .             32        7               5      -13    2,993                              2,993

Distribution . . . . .  Payroll                                               65                                 65
                       Overhead                                      -3      279                                279
Warehouse. . . . . . .  Payroll                                               79                                 79
                       Overhead                                               71                                 71
Selling. . . . . . . .  Payroll    22                                        522                                522
                       Overhead     4                                        232                                232
Marketing. . . . . . .  Payroll                                               11                                 11
                       Overhead                                              104                                104
Development. . . . . .  Payroll                                              199                                199
                       Overhead                                               80                                 80
Administration . . . .  Payroll     3                                        335                                335
                       Overhead             30              20               459                                459
Exchange Gains/(Loss)                                                       -175                               -175
                               ------   ------          ------   ------   ------   ------           ------   ------
Total Overhead Expenses            29       30              20       -3    2,259                              2,259
                               ------   ------          ------   ------   ------   ------           ------   ------
EBIT . . . . . . . . .              3      -23             -16      -10      734                                734
                               ------   ------          ------   ------   ------   ------           ------   ------
Exceptional Items
Interest                                                                      63        1                1       63
                               ------   ------          ------   ------   ------   ------           ------   ------
PRE TAX PROFIT . . . .              3      -23             -16      -10      671       -1               -1      671

Calculation of EBITDA
EBIT (as above). . . .              3      -23             -16      -10      734                                734
Add Depreciation                                                             356                                356
Add Amortisation
EBITDA . . . . . . . .              3      -23             -16      -10    1,090                              1,090



                  PART  5  -  CALCULATION  OF  FINAL  EBITDA  CONSIDERATION

VALUE OF FIRST QUARTER EBITDA                                                               (1)  FINAL EBITDA CONSIDERATION (2)

Less than GBP 1,268,250 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                GBP          0
Equal to or Greater Than GBP 1,268,250 But Less Than GBP 1,285,160. . . . . . . . . . . . . . . .                GBP    333,333
Equal to or Greater Than GBP 1,285,160 But Less Than GBP 1,302,070. . . . . . . . . . . . . . . .                GBP    666,667
Equal to or Greater Than GBP 1,302,070 But Less Than GBP 1,318,980. . . . . . . . . . . . . . . .                GBP  1,000,000
Equal to or Greater Than GBP 1,318,980 But Less Than GBP 1,335,890. . . . . . . . . . . . . . . .                GBP  1,333,333
Equal to or Greater Than GBP 1,335,890 But Less Than GBP 1,352,800. . . . . . . . . . . . . . . .                GBP  1,666,667
Equal to or Greater Than GBP 1,352,800 But Less Than GBP 1,369,710. . . . . . . . . . . . . . . .                GBP  2,000,000
Equal to or Greater Than GBP 1,369,710 But Less Than GBP 1,386,620. . . . . . . . . . . . . . . .                GBP  2,333,333
Equal to or Greater Than GBP 1,386,620 But Less Than GBP 1,403,530. . . . . . . . . . . . . . . .                GBP  2,666,667
Equal to or Greater Than GBP 1,403,530 But Less Than GBP 1,420,440. . . . . . . . . . . . . . . .                GBP  3,000,000
Equal to or Greater Than GBP 1,420,440 But Less Than GBP 1,437,350. . . . . . . . . . . . . . . .                GBP  3,333,333
Equal to or Greater Than GBP 1,437,350 But Less Than GBP 1,454,260. . . . . . . . . . . . . . . .                GBP  3,666,667
Equal to or Greater Than GBP 1,454,260 But Less Than GBP 1,471,170. . . . . . . . . . . . . . . .                GBP  4,000,000
Equal to or Greater Than GBP 1,471,170 But Less Than GBP 1,488,080. . . . . . . . . . . . . . . .                GBP  4,333,333
Equal to or Greater Than GBP 1,488,080 But Less Than GBP 1,504,990. . . . . . . . . . . . . . . .                GBP  4,666,667
Equal to or Greater Than GBP 1,504,990. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                GBP  5,000,000



     PART 6 - 2004/2005 MANAGEMENT ACCOUNTS - PRINCIPAL ACCOUNTING POLICIES

1       ACCOUNTING  CONVENTION

The 2004/2005 Management Accounts have been prepared in accordance with the historical cost convention and with applicable accounting standards in the United Kingdom.

2       TURNOVER

Turnover represents the total amount, less Value Added Tax, or local equivalent, receivable by the Company for goods supplied and services rendered during the period.

3       GOVERNMENT  GRANTS

Income from Government grants is recognised in the period in which the expenditure to which the grants relate is incurred.

4       RESEARCH  AND  DEVELOPMENT

All expenditure on research and development is charged against  the  profits  of
the  period  in     which  it  is  incurred.

5       FOREIGN  EXCHANGE

5.1 Transactions denominated in foreign exchange are translated into sterling and recorded at the rate of exchange ruling at the date of the transaction. Turnover is translated into sterling at the average rate for the period.

5.2 Gains and losses arising on translation are shown as other operating income/expenses in the profit and loss account in the period in which they arise, unless they relate to certain investments which are denominated in foreign currency, when the exchange gains and losses, including gains and losses made on foreign currency loans used to hedge the investment, are taken direct to reserves.

5.3 Specifically in relation to the recognition of forward foreign exchange contracts, the realised gain or loss on a forward foreign exchange contract is recognised in the period that the cash is received from the customer.



     The US$ debtor balances at the period end are translated at the rate of the
forward     foreign  exchange  contract  due  for  settlement  in  the following period.

6       OPERATING  LEASES

Operating lease rentals are charged against profit in the period in which they are incurred.

7       TANGIBLE  FIXED  ASSETS

The cost of tangible fixed assets is their purchase cost, together with any incidental cost of acquisition.
Depreciation on cost is calculated by the straight line method at rates considered appropriate to the class and the life of the asset concerned. Principal depreciation rates for plant and other equipment are between 10% and 33%, for transport and motor vehicles between 25% and 33% and for short leasehold items 4%.

8       STOCK  AND  WORK-IN-PROGRESS

8.1 Stock and work-in-progress is valued at the lower of cost, including a proportion of the appropriate manufacturing overheads, and net realisable value on bases which have been applied consistently with the previous financial year. Where necessary, provision is made for obsolete, slow moving and defective
stocks  and     this  is  set  out  in  8.2  below.

8.2     FINISHED  GOODS  AND  WORK-IN-PROGRESS

(a) For Autotype UK, Autotype International (Asia Pty Limited) and Autotype Americas Inc provision for aged stock is made as follows:

     13  to  18  months            50%  provision
     19  to  24  months            75%  provision
     over  24  months              100%  provision

The only exception to the age-related provisioning for finished goods is Aspect equipment in the USA, where a provision of 100% is made when the product exceeds 24 months (with no provisions prior to that point on an age basis).

Any  items  moved  to  quality  failed  status,  are  provided  100%.

     For  film-coated  rolls,  only  the  "chargeable"  quantity  on the roll is
valued,  i.e.     areas  of  film  which  are  marked  as  faulty  during  the
manufacturing  process  are  not     included  in  the  valuation.

(b) For CPS Chemical Products & Services A/S (CPS) provision for aged stock is made as follows:




                       0-12  mths   13-18 mths   19-24 mths   25-30 mths   31-36 mths   +36  mths

Chemical, Film & Mesh           0%          25%          50%         100%
Emulsion. . . . . . .           0%          50%         100%
Equipment . . . . . .           0%           0%          10%          25%          50%        100%


8.3     RAW  MATERIALS

Provision  is  made  on a judgemental basis, reflecting appropriate shelf-lives.

9       TRADE  DEBTORS

Credit insurance is in place. Provision is made for doubtful debts where a debt is significantly overdue (e.g. 90 days+), or where an official (or unofficial) notice of financial distress of the customer is received. In such circumstances a provision will be made to the extent that the amount of the debt is not covered by the insurance, i.e. normally the first GBP 5k. CPS is in a separate insurance scheme in Denmark, but follows the same principle.












                                      SCHEDULE  9

                     RELEVANT FORWARD FOREIGN EXCHANGE CONTRACTS


                    USD     ALL IN RATE       GBP    MATURITY DATE  COUNTERPARTY  MATURED

  1      US    $1,500,000       1.7693  847,792.91       29/04/05    Nat West      Yes
  2      US    $1,500,000       1.7132  875,554.52       31/05/05    Lloyds        Yes
  3      US    $1,500,000       1.7055  879,507.48       30/06/05    Lloyds
  4      US    $1,500,000       1.7906  837,708.03       29/07/05    Nat West


Signed  by
duly authorised for and on behalf of NORCROS INDUSTRY (INTERNATIONAL) LIMITED

Signed  by
duly authorised for and on behalf of NORCROS LIMITED

Signed  by
duly authorised for and on behalf of SURFACE TREATMENTS LIMITED

Signed  by
duly authorised for and on behalf of NORCROS (HOLDINGS) LIMITED

Signed  by
duly authorised for and on behalf of MACDERMID INCORPORATED